UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MIDWESTONE FINANCIAL GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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102 South Clinton St.
Iowa City, Iowa 52240
(319) 356-5800
March 6, 2020

Dear Shareholder:
On behalf of the board of directors and management of MidWestOne Financial Group, Inc., we cordially invite you to attend the annual meeting of shareholders of MidWestOne Financial Group, Inc. to be held at 2:00 p.m. on April 16, 2020, at the Graduate - Iowa City, located at 210 South Dubuque Street, Iowa City, Iowa 52240.
This year we are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2019, and proxy card to shareholders over the Internet. This means our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice or as provided in the proxy statement. By delivering proxy materials electronically to our shareholders, we can reduce the costs of printing and mailing our proxy materials.
Our Nominating and Corporate Governance Committee has nominated five persons to serve as directors, all of whom are incumbent directors. We have also included a non-binding advisory proposal to approve the compensation of our named executive officers, or "say-on-pay" proposal. Finally, our Audit Committee has selected, and we recommend that you ratify the selection of, RSM US LLP to act as our independent registered public accounting firm for the year ending December 31, 2020. We recommend that you vote your shares for each of the five director nominees, in favor of the compensation arrangements of our named executive officers, and in favor of the ratification of our independent registered public accounting firm. At the meeting, we will also review our performance in 2019 and update you on how we are dealing with the current economic environment and our strategic plan as we move forward.
We encourage you to attend the meeting in person. However, whether or not you plan to attend the meeting in person, please take the time to vote by following the instructions provided on the notice as soon as possible. This will assure that your shares are represented at the meeting. We look forward to seeing you at the meeting.

Very truly yours,

Kevin W. Monson
Chairman of the Board

102 South Clinton St.
Iowa City, Iowa 52240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 16, 2020

To Our Shareholders:
The annual meeting of the shareholders of MidWestOne Financial Group, Inc. will be held at 2:00 p.m. on April 16, 2020, at the Graduate - Iowa City, located at 210 South Dubuque Street, Iowa City, Iowa 52240, for the following purposes:

1.	to elect five Class I members of the board of directors for terms expiring at the 2023 annual meeting of shareholders and until their successors are elected and have been qualified;

2.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a “say-on-pay” proposal;

3.	to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

Only shareholders of record on our books at the close of business on February 20, 2020, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the annual meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

By Order of the Board of Directors

Kevin W. Monson
Chairman of the Board

Iowa City, Iowa
March 6, 2020

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE TAKE THE TIME TO VOTE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND, IF YOU DO, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 16, 2020:
Our proxy statement and 2019 annual report on Form 10‑K are available online at www.midwestonefinancial.com.

MIDWESTONE FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
APRIL 16, 2020

This proxy statement is being furnished to our shareholders in connection with the solicitation by our board of directors of proxies to be used at the annual meeting of shareholders to be held at 2:00 p.m. on April 16, 2020, at the Graduate - Iowa City, located at 210 South Dubuque Street, Iowa City, Iowa 52240, or at any adjournments or postponements of the meeting. This proxy statement, together with a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, which we have filed with the Securities and Exchange Commission (the “SEC”), is first made available to our shareholders on or about March 6, 2020.

QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format. As used in this proxy statement, the terms “MidWestOne Financial Group,” “MidWestOne Financial,” the “Company,” “we,” “our,” and “us” all refer to MidWestOne Financial Group, Inc. and its consolidated subsidiaries. The terms “MidWestOne Bank” and the “Bank” refer to the Company’s wholly-owned banking subsidiary, MidWestOne Bank, Iowa City, Iowa.

Q:	What is a proxy statement?

A:	A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on at the annual meeting of shareholders.

Q:	Why did I receive access to the proxy materials?

A:
We have made the proxy materials available to you over the Internet because on February 20, 2020, the record date for the annual meeting, you owned shares of MidWestOne Financial common stock. This proxy statement lists the matters that will be presented for consideration by our shareholders at the annual meeting to be held on April 16, 2020. It also gives you information concerning the matters to assist you in making an informed decision.

If you vote pursuant to the instructions set forth in the notice and herein, you appoint the proxy holders as your representatives at the meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change and you are unable to attend in person.
If you have voted over the Internet or by telephone or signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified in the proxy materials, the proxy holders will vote your shares, pursuant to your proxy, in accordance with their judgment.

Q:	Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials?
We are using the SEC’s notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 6, 2020, we sent our shareholders by mail a notice containing instructions on how to access our proxy materials over the Internet and vote. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

Q:	What matters will be voted on at the meeting?

A:
You are being asked to vote on: (i) the election of five Class I members of our board of directors for terms expiring at the 2023 annual meeting of shareholders and until their successors are elected and have been qualified; (ii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (which is referred to as a "say-on-pay" proposal); and (iii) the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. These matters are more fully described in this proxy statement.

Q:	How do I vote?

A:
After reviewing this document, submit your proxy using any of the proxy voting methods indicated on the notice. You may vote by telephone, by Internet, by mail by completing, signing, dating and mailing the proxy card you received in the mail if you received paper copies of the proxy materials, or in person at the meeting. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the annual meeting in accordance with your instructions. Your vote is important. Whether or not you plan to attend the annual meeting, please vote by following the instructions on the notice.

If you sign, date, and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all five nominees named in this proxy statement, “for” the say-on-pay proposal, and “for” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
If you are a beneficial owner and a broker or other fiduciary is the record holder (which is usually referred to as “street name” ownership), then you received access to these proxy materials from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.
If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (i.e., in street name), you will need to arrange to obtain a legal proxy from the record holder in order to vote in person at the meeting. Even if you plan to attend the annual meeting, we ask that you complete and return your proxy card, or vote by telephone or Internet, in advance of the annual meeting in case your plans change.

Q:	If I hold shares in the name of a broker, who votes my shares?

A:
Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on non-routine matters unless they have received such voting instructions. The ratification of the appointment of the Company’s independent registered public accounting firm is considered to be a routine matter, and the election of directors and say-on-pay proposal are considered to be non-routine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker will be able to vote on the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, but generally will not be permitted to vote on any of the other matters described in this proxy statement.

We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.

Q:	How will my shares of common stock held in the employee stock ownership plan be voted?

A:
We maintain an employee stock ownership plan ("ESOP") that owns 295,654, or 1.8%, of the current outstanding shares of our common stock. Employees of the Company and the Bank participate in the ESOP. As of the record date, 295,654 shares have been allocated to ESOP participants. Each ESOP participant has the right to instruct the trustee of the plan how to vote the shares of our common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Shares of our common stock held in the ESOP, but not allocated to any participant's account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in proportion to the results of the votes cast on the issue by the participants and beneficiaries.

Q:	What does it mean if I receive more than one notice card?

A:
It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. To vote all of your shares by proxy, please follow the separate voting instructions that you received for the shares of common stock held in each of your different accounts.

Q:	What if I change my mind after I vote?

A:	If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	timely submitting another proxy via the telephone or Internet, if that is the method that you originally used to submit your proxy;

•	signing another proxy card with a later date and returning that proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by mail;

•	sending notice to us that you are revoking your proxy; or

•	voting in person at the meeting.
All written notices of revocation and other written communications with respect to revocation of proxies should be sent to: MidWestOne Financial Group, Inc., 102 South Clinton St., Iowa City, Iowa 52240, Attention: Corporate Secretary. If you hold your shares in the name of your broker or other fiduciary and desire to revoke your proxy, you will need to contact that party to revoke your proxy.

Q:	How many votes do we need to hold the annual meeting?

A:
The holders of a majority of the votes entitled to be cast as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Votes are counted as present at the meeting if the shareholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet).

On February 20, 2020, the record date, there were 16,167,564 shares of common stock issued and outstanding. Therefore, at least 8,083,783 shares need to be present, in person or by proxy, at the annual meeting to hold the meeting and conduct business.

Q:	What happens if a nominee is unable to stand for re-election?

A:
The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than five nominees. We have no reason to believe any nominee will be unable to stand for re-election.

Q:	What options do I have in voting on each of the proposals?

A:
Except with respect to the election of directors, you may vote “for,” “against” or “abstain” on each proposal properly brought before the meeting. In the election of directors, you may vote “for” or “withhold authority to vote for” each nominee. There is no cumulative voting for the election of directors.

Q:	How many votes may I cast?

A:	Generally, you are entitled to cast one vote for each share of stock you owned on the record date.

Q:	How many votes are needed for each proposal?

A:
Except with respect to the election of directors, each matter that arises at the annual meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Directors will be elected by a plurality of the votes cast, and the five individuals receiving the highest number of votes cast “for” their election will be elected as directors of MidWestOne. Please note, however, that because the say-on-pay vote is advisory, the outcome of such vote will not be binding on the board of directors or the Compensation Committee.

Also, please remember that the election of directors and the say-on-pay proposal are both considered to be non-routine matters. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.
Abstentions and broker non-votes, if any, will not be counted as votes cast, but will count for purposes of determining whether or not a quorum is present. Accordingly, so long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the annual meeting.

Q:	Where do I find the voting results of the meeting?

A:	If available, we will announce voting results at the meeting. The voting results also will be disclosed in a Form 8-K that we expect to file within four business days after the meeting.

Q:	Who bears the cost of soliciting proxies?

A:
We will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE OR RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROPOSAL 1:
ELECTION OF DIRECTORS
MidWestOne Financial’s board of directors is divided into three classes. At the annual meeting to be held on April 16, 2020, you will be entitled to elect five directors for terms expiring at the 2023 annual meeting of shareholders and until their successors are elected and have been qualified, as described herein. We have no knowledge that any of the nominees will refuse or be unable to serve as directors, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.
The Nominating and Corporate Governance Committee of our board of directors has nominated five persons for election at this annual meeting, all of whom are incumbent directors. These nominations were further approved by the full board. We did not receive any shareholder nominations for directors for the 2020 annual meeting. Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including their age, year first elected or appointed as a director, position with MidWestOne Financial, qualifications to serve on the board and business experience. Unless otherwise specified, each position currently held by a nominee or director has been held for at least five years. The five nominees for director, if elected at the annual meeting, will serve for terms expiring at the 2023 annual meeting of shareholders and until their successors are elected and have been qualified.
Unless authority to vote for the nominees is withheld, the shares represented by the proxies will be voted “for” the election of the nominees proposed by the board of directors.
The board of directors recommends that you vote your shares “for” each of the nominees for director. Proxies properly submitted will be voted “for” each nominee unless shareholders specify otherwise.

INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
AND NAMED EXECUTIVE OFFICERS
All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions, except as described below. Messrs. Albert and Weise and Mmes. Hauschildt and Stanoch were appointed to the board as required by certain provisions in the Company’s bylaws that were negotiated in connection with the Company’s acquisition of Central Bancshares, Inc. (“Central”), which occurred on May 1, 2015.
In accordance with the Agreement and Plan of Merger between the Company and ATBancorp, which merger closed on May 1, 2019, the Company appointed two individuals designated by ATBancorp to the Company’s board of directors, subject to the board’s policies. ATBancorp identified Douglas H. Greeff and Richard J. Hartig to fill these positions, and they were appointed as Class I and Class II directors, respectively.
No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer, except for Tracy S. McCormick, who is the daughter of Director Emeritus W. Richard Summerwill and is also a blood relative of Director Emeritus John S. Koza. No nominee or director has been a director of another “public corporation” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) or of any investment company within the past five years.

NOMINEES

Class I - Term Expiring 2023

		Director
	Name of Individual	Since	Position with MidWestOne Financial
	Larry D. Albert	2018(1)	Director of MidWestOne Financial and the Bank
	Charles N. Funk	2000	Director, President and Chief Executive Officer of MidWestOne Financial and the Bank
	Douglas H. Greeff	2019	Director of MidWestOne Financial
	Jennifer L. Hauschildt	2019(2)	Director of MidWestOne Financial and the Bank
	Douglas K. True	2017	Director of MidWestOne Financial and the Bank

(1)
Mr. Albert became a director of the Company and the Bank upon the completion of the merger with Central on May 1, 2015, but ceased being a director of the Company upon the expiration of his term on April 21, 2016. He became a director of the Company again upon the retirement of Mr. John M. Morrison on October 1, 2018.

(2)	Ms. Hauschildt became a director of the Company and the Bank upon the resignation of Mr. Michael A. Hatch on January 1, 2019. She became a director of the Bank on January 15, 2019.
Larry D. Albert. Mr. Albert, 69, is the retired Executive Vice President of the Company, a position he held from the May 2015 completion of our merger with Central to his retirement in September 2015. Prior to the merger, he served as Chief Executive Officer and as a director of Central Bank since 1996. Mr. Albert currently serves as a director of the Company and the Bank. He received his Bachelor’s degree from Westmar University and his MBA from the University of St. Thomas. Among other attributes, skills and qualifications, we believe Mr. Albert is qualified to serve as a director of the Company and on the Audit Committee because, as a Director of the Bank and former Chief Executive Officer of Central Bank, he is familiar with the Bank’s business, industry, and strategy.

Charles N. Funk. Mr. Funk, 65, is the President and Chief Executive Officer of the Company and the Bank. He joined the Bank in these same roles in November 2000. Prior to that, he held positions as President and Central Region Manager and Chief Investment Officer for Brenton Bank-Des Moines. Mr. Funk has taught for the Colorado Graduate School of Banking in Boulder, Colorado, the Iowa School of Banking, and the Stonier Graduate School of Banking at Georgetown University. He has served on the board of Folience and the American Bankers Association and was the Chairman of the Iowa Bankers Association in 2010 and 2011. Mr. Funk graduated with a Bachelor’s degree from William Jewell College. We consider Mr. Funk to be a qualified candidate for service on the board due to his extensive expertise in the financial services industry, particularly in the state of Iowa, and intimate knowledge of MidWestOne Financial Group’s business and operations and because of his role as the President and Chief Executive Officer of MidWestOne Financial and the Bank.

Douglas H. Greeff. Mr. Greeff, 64, is the President of Greeff Advisory LLC in New York, New York, a shareholder advising service, as well as the Director and Executive Vice President of Omnisure LLC, a specialty finance company and customized payment plan provider for vehicle and home service contracts, and Interim Chief Financial Officer of Microfinancial Inc., a specialized commercial/consumer finance company. He previously served as the Chief Financial Officer of Heyman Companies and Revlon, Inc. Mr. Greeff received his Bachelor’s degree in Economics from Williams College, and completed a Master’s program in Accounting at the NYU School of Business Administration. We consider Mr. Greeff to be a qualified candidate for service on the board and the Compensation Committee due to his extensive finance and corporate experience.

Jennifer L. Hauschildt. Ms. Hauschildt, 50, is the Vice President of Human Resources for Uponor, a leading provider of crosslinked polyethylene plumbing, radiant heating/cooling, hydronic piping, pre-insulated piping and fire sprinkler systems for residential and commercial structures worldwide, located in Apple Valley, Minnesota. She is a board member of the Minnesota High Tech Association Foundation. Ms. Hauschildt received her Bachelor's degree from Gustavus Adolphus College and an MBA from the University of Minnesota. We consider Ms. Hauschildt to be a qualified candidate for service on the board and the Compensation Committee due to her extensive corporate experience, specifically relating to human resources and information technology.

Douglas K. True. Mr. True, 70, is the retired Senior Vice President for Finance and Operations and University Treasurer for the University of Iowa, positions he held from 1991 to 2016. Mr. True served as the Chief Financial Officer of the University of Iowa and provided operational oversight and management direction for a broad range of non-academic units, including human resources, facilities management and utilities. He also oversaw the operating and capital budgets of the

University of Iowa with broad responsibility for financial management and controls of all university budgets. Mr. True received his Bachelor’s degree from the University of Iowa and an MBA from Drake University. We consider Mr. True to be a qualified candidate for service on the board, Audit Committee and Compensation Committee due to his extensive business and financial accounting expertise, as well as his knowledge of and prominence in our market area.

CONTINUING DIRECTORS

Class II - Term Expiring 2021

		Director
	Name of Individual	Since	Position with MidWestOne Financial
	Richard R. Donohue	2008(1)	Director of MidWestOne Financial and the Bank
	Richard J. Hartig	2019(2)	Director of MidWestOne Financial and the Bank
	Nathaniel J. Kaeding	2018	Director of MidWestOne Financial and the Bank
	Ruth E. Stanoch	2015	Director of MidWestOne Financial and the Bank
	Kurt R. Weise	2015	Director of MidWestOne Financial and the Bank

(1)
Mr. Donohue became a director of the Company upon completion of the merger with the former MidWestOne Financial Group, Inc. on March 14, 2008. He had been a director of the former MidWestOne Financial since 1999.

(2)	Mr. Hartig became a director of the Company upon completion of the merger with ATBancorp on May 1, 2019. He had been a director of ATBancorp since 1991.

Class III - Term Expiring 2022

	Director
Name of Individual	Since	Position with MidWestOne Financial
Janet E. Godwin	2019	Director of MidWestOne Financial and the Bank
Matthew J. Hayek	2019	Director of MidWestOne Financial and the Bank
Tracy S. McCormick	2011	Director of MidWestOne Financial and the Bank
Kevin W. Monson	2005	Chairman of MidWestOne Financial and the Bank

Richard R. Donohue. Mr. Donohue, 70, is the former Managing Partner of TD&T CPAs and Advisors, P.C. in Cedar Rapids, Iowa, a certified public accounting firm in which he was involved in all phases of the practice. Mr. Donohue joined the board of directors of the former MidWestOne Financial in 1999. He became a director of the Company upon completion of our merger with the former MidWestOne Financial in March 2008. Mr. Donohue was appointed to the board of directors of the Bank in 2009. We consider Mr. Donohue to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Corporate Governance Committee due to his business and financial accounting expertise acquired as the managing partner of a certified public accounting firm, as well as his knowledge of and prominence in our market area.

Janet E. Godwin. Ms. Godwin, 54, is the Chief Operating Officer of ACT, Inc, a nonprofit company and national leader in providing educational and career assessments, where she oversees content development, research, assessment delivery, program management, audit, risk and security services. Ms. Godwin received a Bachelor’s degree in English from the University of Oklahoma and a Master’s degree in English from the University of Iowa, and has participated in the Advanced Management Program of the Wharton School at the University of Pennsylvania. She is a member of the Board of Education of the Iowa City Community School District and a board member of the Kirkwood Community College Foundation. Among other attributes, skills and qualifications, we consider Ms. Godwin to be a qualified candidate for service on the board and the Compensation Committee due to her business expertise, her strong ties within the Iowa City community, and her significant involvement in the Iowa City community.

Richard J. Hartig. Mr. Hartig, 70, is the Chairman of Hartig Drug Stores, a regional pharmacy chain, and a founder of MedOne Healthcare Systems, a pharmacy benefits firm, both located in Dubuque, Iowa. He became a director of the Company and the Bank upon completion of our merger with ATBancorp in May 2019. He also served as a director of American Trust and Savings Bank since 1991. Mr. Hartig received his Bachelor’s degree in Pharmacy and an MBA, both from Drake University, and is a member of the Iowa Pharmacists Association. We consider Mr. Hartig to be a qualified candidate for service on the board, the Compensation Committee, and the Nominating and Corporate Governance Committee due to his experience as an entrepreneur and business owner with a lifelong Midwest presence.

Matthew J. Hayek. Mr. Hayek, 50, is an attorney at Hayek, Moreland, Smith & Bergus, LLP, a general service law firm in Iowa City, where his practice focuses on business and real estate law. A fifth generation Iowa Citian, Mr. Hayek received a Bachelor’s degree with honors in Social Sciences from the University of Michigan and a J.D. from the University of Michigan Law School. Prior to graduate school, he served for two years in Bolivia with the United States Peace Corps. He worked at law firms in Atlanta and Chicago before returning to Iowa City. He served on the City Council of Iowa City from 2008 to 2016 and as Mayor of Iowa City from 2010 to 2016. He has held leadership positions in various civic and nonprofit organizations and received the Iowa State Bar Association Pro Bono Award. He currently serves on the board of directors of Oaknoll Retirement Residence. Among other attributes, skills and qualifications, we consider Mr. Hayek to be a qualified candidate for service on the board, Audit Committee, and Nominating and Corporate Governance Committee due to his legal expertise and his significant involvement in the Iowa City community.

Nathaniel J. Kaeding. Mr. Kaeding, 37, is the Director of Business Development and Client Relations for Build to Suit, Inc., a construction management and real estate development firm based in Bettendorf and Coralville, Iowa. Prior to his role with Build to Suit, Inc., Mr. Kaeding served as the Director of Retail Development for the Iowa City Downtown District where he managed economic development and various marketing, branding and place-making initiatives for the District. Mr. Kaeding is an Iowa City native and received his Bachelor’s degree from the University of Iowa where he earned both academic and athletic All-American honors as a member of the University of Iowa football team.  Mr. Kaeding was selected as the 65th pick in the 2004 NFL draft by the San Diego Chargers and enjoyed a nine-year career as a place-kicker in the NFL. Upon retirement from the NFL, Mr. Kaeding returned to Iowa City and earned an MBA from the University of Iowa. We consider Mr. Kaeding to be a qualified candidate for service on the board, Audit Committee, and Nominating and Corporate Governance Committee due to his experience in the real estate industry, his strong ties within the Iowa City community, and his significant involvement in the Iowa City community.

Tracy S. McCormick. Ms. McCormick, 59, is the Chief Financial Officer and a director of Mill Creek Development Company, an urban planning and development company in Pasadena, California. She currently serves on the board of Folience, a private company based in Cedar Rapids, Iowa. Her prior experience includes a career in investment banking with J.P. Morgan & Co., Incorporated in New York, Chicago, and Los Angeles. Ms. McCormick is the daughter of our former Chairman and current Director Emeritus, W. Richard Summerwill, and became a director of the Company in 2011 following his retirement from the board. She became a director of the Bank upon the completion of our merger with Central in May 2015. Ms. McCormick received a Bachelor’s degree in Economics and Communications from the University of Michigan and a M.Sc. in Economics from the London School of Economics and Political Science. We consider Ms. McCormick to be a qualified candidate for service on the board, the Audit Committee and the Compensation Committee due to her skills and expertise developed in investment banking and subsequent business experience.

Kevin W. Monson. Mr. Monson, 68, is the Chairman of the Board of the Company and Chairman of the Board of the Bank. He served as the President, Managing Partner and the largest shareholder of Neumann Monson, Inc., an architectural services firm headquartered in Iowa City, from 1992 through 2017, and is currently the Chairman of the Board and a shareholder of Neumann Monson, Inc. He became a director of the Company and the Bank in 2005. Mr. Monson is also the majority partner in Tower Partners, a real estate investment partnership, and several other real estate investment corporations. We consider Mr. Monson to be a qualified candidate for service on the board and the Nominating and Corporate Governance Committee due to his skills and expertise developed as the head of a successful architectural firm and his knowledge of and prominence in the Iowa City market.

Ruth E. Stanoch. Ms. Stanoch, 61, has been a corporate affairs consultant since 2008. She became a director of the Company upon completion of our merger with Central in May 2015 and a director of the Bank in 2016. Among her prior experiences, in 2010, Ms. Stanoch served as the senior advisor to Minnesota's governor-elect, Mark Dayton, and from 1994 to 2007, was employed with Thomson Legal & Regulatory. Between 2010 and 2012, Ms. Stanoch also served on various committees of the Board of Directors of Archipelago Learning, Inc., a leading subscription-based online education company, which was a public company. She received her Bachelor's degree from the University of Minnesota, and was a policy fellow at the University of Minnesota's Humphrey Institute of Public Affairs. Among other attributes, skills and qualifications, we believe that Ms. Stanoch's extensive corporate experience, leadership at a large corporation and previous service on a public company board provide valuable experience to the Company's board, Compensation Committee, and Nominating and Corporate Governance Committee.

Kurt R. Weise. Mr. Weise, 63, is the retired Executive Vice President of the Company, a position he held from May 2015 upon completion of our merger with Central until December 2016. Mr. Weise joined the board of directors of Central in

1988, and he became a director of the Company and the Bank upon completion of our merger with Central in May 2015. Mr. Weise also served as the Chairman of the Board of Central Bank from 1994 until 2015 and as the President of Central from 1988 until 2015. Mr. Weise received his Bachelor’s degree from Winona State University, and he is a Certified Public Accountant. Among other attributes, skills and qualifications, we believe that Mr. Weise’s leadership as President of Central, his years of experience in finance and banking, and his status as a CPA enable him to bring valuable insight and knowledge to the Company’s board.

In addition, Mr. W. Richard Summerwill, who had served on our board of directors since our formation in 1983 and served as our long-time Chief Executive Officer prior to our merger with the former MidWestOne Financial in March 2008, and Mr. John S. Koza, who also had served on our board of directors since our formation in 1983 and retired from the board in 2014, both currently serve as non-voting Directors Emeriti.
EXECUTIVE OFFICERS

In addition to Charles N. Funk, who serves as our President and Chief Executive Officer as described above, the following individuals serve as executive officers of MidWestOne Financial, four of whom are named in the compensation tables included in this proxy statement:
Barry S. Ray. Mr. Ray, 48, is the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank. Prior to joining the Company in June 2018, he served as Chief Accounting Officer and Controller of Columbia State Bank, a subsidiary of Columbia Banking System, Inc., since 2006. Prior to that, he was employed as a Business Analyst, Investment Operations, with Russell Investment Group from 2005 to 2006, and prior to that, was a Consulting Services Manager with RSM US LLP from 2000 to 2005. Mr. Ray served in the U.S. Navy and received his Bachelor’s degree from the University of Washington. He is a Certified Public Accountant.

James M. Cantrell. Mr. Cantrell, 60, is the Senior Executive Vice President, Chief Investment Officer and Treasurer of the Company and the Bank. He has also served as the Interim Chief Financial Officer of both the Company and the Bank between December 2017 and June 2018. He joined the Company in his current positions in July 2009. Prior to joining the Bank, he had been with Provident Bank in Baltimore, Maryland, since 2008, where he served as Senior Vice President and Director of Treasury Operations. In that capacity, he was responsible for management of asset/liability activities, investment portfolio accounting, and derivative activity and compliance. Prior to that, he was employed as the Senior Vice President and Treasurer of Mercantile-Safe Deposit and Trust Company in Baltimore, Maryland, where he had been employed since 2001. Mr. Cantrell has a Bachelor’s degree in business and economics from Wittenberg University.

Gary L. Sims. Mr. Sims, 58, is the Executive Vice President and Chief Credit Officer of the Company and the Bank. Prior to joining the Company in June 2018, he served as Managing Director - Corporate and Institutional, and as the Chief Credit Officer of NBH Bank. Prior to that, he was employed as the Senior Credit Officer for Regions Bank in Dallas, Texas. Mr. Sims received a Bachelor of Business Administration degree in Finance from the University of North Texas, Denton, Texas.

David E. Lindstrom. Mr. Lindstrom, 53, is the Executive Vice President, Retail Banking of the Bank, a position he has held since January 2018. Prior to his employment with the Bank, Mr. Lindstrom had been employed by BMO Harris Bank, a subsidiary of the Bank of Montreal, since 1989. From 2014 to January 2018, he served as Market President, West Market, of BMO Harris Bank, where he was responsible for growth across all business lines and being a key community contact for the bank. From 2012 to 2014, he was the Senior Vice President, Head of Retail banking and Regional Sales Manager; Northwest Region Minnesota and Wisconsin for BMO Harris Bank. Mr. Lindstrom received his Bachelor's degree in economics from the University of Wisconsin, Madison.

Gregory W. Turner. Mr. Turner, 48, is Vice President, Wealth Management and Corporate Communications of the Company and Executive Vice President, Wealth Management and Corporate Communications of the Bank, employed by the Bank since January 2009. From 1998 to 2009, he was employed by Citizens National Bank in Macomb, Illinois, where he held various roles in wealth management and marketing. He also served on the Citizens National Bank board of directors. He received a Bachelor of Arts degree in Marketing from Quincy University in Quincy, Illinois.

CORPORATE GOVERNANCE AND BOARD MATTERS
General
The board has adopted guidelines on significant corporate governance matters that, together with our Code of Business Conduct and Ethics and other policies, creates our corporate governance standards. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance standards, the board does not involve itself in the day-to-day operations of MidWestOne Financial, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which convene at least on a quarterly basis, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Funk, our President and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).
With the exception of Messrs. Funk and Weise, each of our current directors and nominees is “independent,” as defined under The Nasdaq Stock Market LLC’s listing rules, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, each of which is made up solely of independent directors. The current charters of each of these committees are available on our website at www.midwestonefinancial.com. Our Code of Business Conduct and Ethics is also available on our website. Also posted on our website is a general description regarding our Company and links to our filings with the SEC.
Our board of directors held ten regular and special meetings during 2019. All of the directors attended at least 75% of the board meetings and meetings of committees of which they were members. While we do not have a specific policy regarding attendance at the annual shareholder meeting, all directors are encouraged and expected to attend the meeting. Last year’s annual meeting was attended by all of the directors in office at such time.
Audit Committee
In 2019, prior to the annual meeting of shareholders, the Audit Committee was comprised of Messrs. Donohue (Chairman), Kaeding, Schwab, and True, and Ms. McCormick. Following the 2019 annual meeting of shareholders, the Audit Committee was comprised of Messrs. Donohue (Chairman), Albert, Kaeding, and True, and Ms. McCormick. Mr. Greeff joined the Audit Committee after his appointment to the board upon completion of the merger with ATBancorp on May 1, 2019. It is anticipated that the composition of the Audit Committee will remain the same throughout 2020, except that Mr. Greeff and Mr. Kaeding will no longer serve on the Audit Committee after the 2020 annual meeting of shareholders. Each individual is considered to be “independent” under Nasdaq listing rules and the regulations of the SEC. The board of directors has determined that Mr. Donohue qualifies as an “audit committee financial expert” under the regulations of the SEC. The board has based this determination on Mr. Donohue’s education and his professional experience as the managing partner of a certified public accounting firm.
The functions performed by the Audit Committee include, among other things, the following:

•	overseeing our accounting and financial reporting;

•	selecting, appointing and overseeing our independent registered public accounting firm;

•
reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements, including disclosures made in management’s discussion and analysis, earnings press releases and any earnings guidance provided to analysts and rating agencies, prior to the release of quarterly and annual earnings results;

•	meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal controls and internal audit procedures; and

•
discussing with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

To promote independence of the audit function, the Audit Committee consults separately and jointly with our independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the Audit Committee, which sets forth its duties and responsibilities. The current charter is available on our website at www.midwestonefinancial.com. In 2019, the Audit Committee met fourteen times.

Compensation Committee
In 2019, prior to the annual meeting of shareholders, the Compensation Committee of MidWestOne Financial was comprised of Ms. McCormick (Chairperson), Ms. Hauschildt, Ms. Stanoch and Mr. True. Ms. Godwin joined the Compensation Committee following the 2019 annual meeting of shareholders and Mr. Hartig joined the Compensation Committee after his appointment to the board upon the completion of the merger with ATBancorp on May 1, 2019. It is anticipated that following the 2020 annual meeting of shareholders, the Compensation Committee will be comprised of Ms. McCormick (Chairperson), Ms. Godwin, Mr. Greeff, Ms. Hauschildt, Ms. Stanoch, and Mr. True. Each individual served as an “independent” director as defined by Nasdaq listing rules, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Exchange Act.
The Compensation Committee reviews the performance of our Chief Executive Officer, Charles N. Funk, and determines the salary and bonus paid to him. It also reviews and determines the salaries and bonuses paid to our other Named Executive Officers (“NEOs”). The Compensation Committee relies upon Mr. Funk’s assessment of each NEO’s individual performance, which considers, as applicable, each executive’s efforts in achieving his or her individual goals each year and the executive’s overall success in the performance of his or her role in the organization. Individual and discretionary goals for NEOs, which consider the strategic and financial objectives of the Company, are established by Mr. Funk in consultation with each executive officer. The Compensation Committee also consults with management and its independent advisors on a variety of matters relative to overall executive compensation and respective performance of our NEOs. No executive officer participates in any recommendation, discussion, or decision with respect to his or her own compensation or benefits. Further, the Compensation Committee administers our overall executive compensation program including equity incentive plans, long-term incentive plans, and executive incentive bonus plans. As a result, it has ultimate responsibility for interpretation and oversight of those plans.
The Compensation Committee’s duties, responsibilities, and functions are further described in its charter. The Committee reviews its charter at least annually. It then recommends approval of the charter to the Company’s board of directors. The Committee’s charter is available on our website, www.midwestonefinancial.com.
The charter gives the Compensation Committee the authority to hire outside consultants and independent advisors to further its objectives and responsibilities. For the last several years, the Compensation Committee has retained the independent compensation consultant services of F.W. Cook & Co. (“F.W. Cook”) , Chicago, Illinois, to provide expertise and serve as a resource with respect to current market place and best practices relating to competitive pay levels for executives and board members and to help review and analyze our executive compensation practices and procedures. F.W. Cook provides no other services to the Company, and the Compensation Committee believes F.W. Cook is independent as determined under applicable Nasdaq guidance.
The Compensation Committee met six times during 2019. Ms. McCormick also met as needed with internal staff members and members of management, as well as the Committee’s independent advisors, to prepare for committee meetings and to assemble compensation information for this proxy statement.
Nominating and Corporate Governance Committee
In 2019, prior to the annual meeting of shareholders, the Nominating and Corporate Governance Committee of MidWestOne Financial was comprised of Messrs. Schwab (Chairman), Donohue, Kaeding, and Zaiser, and Ms. Stanoch. Following the 2019 annual meeting of shareholders, the Nominating and Corporate Governance Committee of MidWestOne Financial was comprised of Mr. Monson (Chairperson), Messrs. Donohue, Hayek, and Kaeding, and Ms. Stanoch. Mr. Hartig joined the Nominating and Corporate Governance Committee after his appointment to the board upon completion of the merger with ATBancorp on May 1, 2019. It is anticipated that the composition of the Nominating and Corporate Governance Committee will remain the same throughout 2020. Each individual is considered “independent” under Nasdaq listing rules. The primary purposes of the Nominating and Corporate Governance Committee are to identify and recommend individuals to serve on our board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted a written charter for the Nominating and Corporate Governance Committee, which sets forth its duties and responsibilities. The current charter is available on our website at www.midwestonefinancial.com. In 2019, the Nominating and Corporate Governance Committee met one time.
Director Nominations and Qualifications
For the 2020 annual meeting, the Nominating and Corporate Governance Committee nominated for re-election to the board five incumbent directors whose current terms are set to expire at the 2020 annual meeting. These nominations were further approved by the full board. We did not receive any properly-made shareholder nominations for directorships for the 2020 annual meeting.

The Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and any shareholder nominees included in the proxy statement, in the same manner. The Nominating and Corporate Governance Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. While we do not have a separate diversity policy, the Nominating and Corporate Governance Committee does consider the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The Nominating and Corporate Governance Committee also believes that directors should possess the highest personal and professional ethics.
The Nominating and Corporate Governance Committee has established the following minimum criteria, which it considers necessary for service on the board:

•	Each nominee shall meet the minimum requirements for service on the board of directors contained in the Company's bylaws and articles of incorporation;

•	Each nominee shall possess the highest personal and professional ethics, integrity and values;

•
Each nominee shall have, in the Nominating and Corporate Governance Committee's opinion, a sufficient educational and professional background and have relevant past and current employment affiliations, board affiliations and experience for service on the board;

•	Each nominee shall have demonstrated effective leadership and sound judgment in his or her professional life;

•	Each nominee shall have a strong appreciation for the community-minded focus of the Company;

•	Each nominee shall have exemplary management and communications skills. Most importantly, each nominee must possess the requisite skills and desire to work well within the board structure;

•	Each nominee shall be free of conflicts of interest that would prevent him or her from serving on the board;

•	Each nominee shall be expected to ensure that other existing and future commitments do not materially interfere with his or her service as a director of the Company;

•	Each nominee shall review and agree to meet the standards and duties set forth in the Company's Code of Business Conduct and Ethics;

•	Each nominee shall be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time; and

•
The "independence" of non-management nominees shall be taken into account so that at least a majority of the board of directors will be made up of directors who satisfy the independence standards set forth by Nasdaq.

The committee identifies nominees by first evaluating the current members of the board whose term is set to expire at the upcoming annual shareholder meeting and who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above.
Board Leadership Structure
The positions of Chairman of the Board and Chief Executive Officer of MidWestOne are currently held by separate individuals. We believe this is the most appropriate structure for our board at this time. The Chairman provides leadership to the board and works with the board to define its structure and activities in the fulfillment of its responsibilities. The Chairman sets the board agendas with board and management input, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow between management and the board and presides at meetings of the board and shareholders. With the Chairman’s assumption of these duties, the Chief Executive Officer may place a greater focus on our strategic and operational activities. We also believe our board feels a greater sense of involvement and brings a wider source of perspective as a result of this structure, from which we benefit.
Independent Director Sessions
The board of directors has created the position of a “lead” independent director, currently filled by Ms. McCormick. The Nominating and Corporate Governance Committee reviews this appointment annually, and the full board has the opportunity to ratify the committee’s selection. It is expected that Ms. McCormick will continue to serve as lead independent director after the 2020 annual meeting of shareholders. The lead independent director assists the board in assuring effective corporate governance and serves as chairman of the independent director sessions. Consistent with Nasdaq listing rules, the independent directors regularly have the opportunity to meet without the non-independent directors present, and in 2019 there were two such sessions.
Board’s Role in Risk Oversight
Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks, cyber risks and others, such as risks related to the unintentional effects our compensation plans may have on employee decision-making or the impact of competition. Management is responsible for the day-to-day control of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from our senior officers regarding comprehensive organizational risk as well as particular areas of concern. The Enterprise Risk Management Committee also plays an important role in risk management, with oversight of the Company’s overall risk framework, risk appetite, and the identification, measurement, and monitoring of key risks. The Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the right “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Code of Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The code sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is posted on our website at www.midwestonefinancial.com. We intend to satisfy the disclosure requirements under Item 5.05(c) of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Anti-Hedging Policy
Our insider trading policy prohibits our directors, officers and employees from entering into any hedging transaction with respect to any of the Company’s securities. This prohibition includes the direct or indirect purchase or use of stock options, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of the Company’s securities.

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of six members of the board of the Company. All the members of the Audit Committee are independent from management and the Company, as independence is currently defined in the Nasdaq listing rules. The Audit Committee is governed by a charter. A copy of the charter is available on the Company’s website at www.midwestonefinancial.com.

The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee discussed with management and the Company’s independent registered accounting firm, which we refer to as the external auditor, the Company’s annual and quarterly SEC reports on Forms 10-K and 10-Q including the Company’s financial statements and disclosures prior to their public release. The Audit Committee also reviewed, where appropriate, other selected SEC filings and public disclosures regarding financial matters, such as earnings releases, prior to their public release. The Audit Committee discussed with Company management and the external auditor the changes in accounting rules or standards that could materially impact the Company’s financial statements and the implementation of those rules or standards.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal auditors and the Company’s external auditor. The Audit Committee discussed with the Company’s internal auditors and external auditor the overall scope for their respective audits. The Audit Committee meets with the internal auditors and external auditor, with and without management present, to discuss results of their examinations, their evaluations of the Company’s internal control, and overall quality of the Company’s financial reporting. All audit and non-audit services performed by the external auditor of the Company require approval of the Audit Committee.

As part of its oversight responsibility, the Audit Committee engages in an annual evaluation of the external auditor’s qualifications, performance and independence, and considers whether continued retention of the Company’s independent registered public accounting firm is in the best interest of the Company. The Audit Committee is also involved in the selection of the lead engagement partner. While RSM US LLP has been retained as the Company’s independent registered public accounting firm since 2013, in accordance with SEC rules and RSM US LLP’s policies, the firm’s lead engagement partner rotates every five years. In assessing RSM US LLP’s qualifications, performance and independence in 2019, the Audit Committee considered, among other things:

•	the length of time RSM US LLP has been engaged;

•	RSM US LLP’s independence and objectivity;

•	RSM US LLP’s industry specific experience;

•	historical and recent performance, including the extent and quality of RSM US LLP’s communications with the Audit Committee, and feedback from management regarding RSM US LLP’s overall performance;

•	external data on audit quality and performance, including recent PCAOB inspection reports on the firm; and

•	the appropriateness of RSM US LLP’s fees, including those related to non-audit services.

The Audit Committee believes that the continued retention of RSM US LLP as our independent registered public accounting firm is in the best interests of the Company and our shareholders.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2019 with our management and RSM US LLP, the independent registered public accounting firm that audited our financial statements for that period. The Committee has also discussed with RSM US LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and has received the written disclosures and the letter from RSM US LLP required by the applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning independence and has discussed with RSM US LLP its independence. Based on the review and discussions with management and RSM US LLP, the Audit Committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
Submitted by:
The MidWestOne Financial Group, Inc. Audit Committee
Richard R. Donohue (Chairman)
Larry D. Albert
Douglas H. Greeff
Nathaniel J. Kaeding

Tracy S. McCormick
Douglas K. True

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion & Analysis (“CD&A”) describes MidWestOne Financial Group’s compensation philosophy and policies as applicable to the NEOs listed in the Summary Compensation Table on page 25. It explains the structure of each material element of compensation, and provides context for the more detailed disclosure tables and specific compensation amounts which follow this CD&A.
MidWestOne Financial Group and MidWestOne Bank share an executive management team. The members of the executive management team, including the NEOs, are compensated by the Bank, not by MidWestOne Financial. The terms of our executives’ total compensation packages are determined and approved by the Compensation Committee (the “Committee”) based on each executive’s individual performance and roles for both MidWestOne Financial and MidWestOne Bank.
Named Executive Officers
In this CD&A and the executive compensation tables that follow, our five “named executive officers” or “NEOs” in 2019 were:

•	Charles N. Funk, President and Chief Executive Officer

•	Barry S. Ray, Senior Executive Vice President and Chief Financial Officer

•	James M. Cantrell, Senior Executive Vice President, Chief Investment Officer and Treasurer

•	David E. Lindstrom, Executive Vice President, Retail Banking of the Bank

•	Gregory W. Turner, Executive Vice President, Wealth Management and Corporate Communications of the Bank
2019 Business Highlights
2019 was a year of solid performance for the Company and included the following highlights:

•	Completed the acquisition of Dubuque, Iowa based ATBancorp, adding $1.1 billion of loans and expanding trust operations;

•	Achieved record earnings per share (“EPS”) and net income, and improved profitability metrics;

	For the Year Ended December 31,
Profitability Measure	2019	2018
Earnings per diluted share	$2.93	$2.48
Return on average assets	1.04%	0.93%
Return on average equity	9.65%	8.78%
Return on average tangible equity(1)	13.98%	11.87%
(1) Non-GAAP measure. See pages 29 through 30 of the Company’s Form 10-K for the year ended December 31, 2019, for a reconciliation to the most directly comparable GAAP measure.

•	Improved loan net charge-offs to 0.23% of average loans in 2019, down from 0.26% in 2018; and

•	Increased fee income with ATBancorp acquisition.

The charts below illustrate the Company’s performance over the past five years.

2019 Say-On-Pay
Say-on-pay is a mandatory but non-binding advisory shareholder vote on executive compensation as part of the Dodd-Frank Act. Consistent with prior years, MidWestOne’s say-on-pay results in 2019 were again among the highest of its executive compensation peer group at 97.1% of shareholders’ votes cast. MidWestOne Financial, the board and the Committee pay careful attention to communications received from shareholders, including the results of these advisory votes. The Committee considered the results of the 2019 say-on-pay vote as one of the many factors in making 2019 compensation decisions and believes that the vote reflects the robust support of our shareholders with respect to the philosophy and methodology pursuant to which we compensate our executive officers. The Committee did not alter our compensation philosophy or methodology as a result of this vote.

Compensation Program: Key Updates
The Committee devotes significant time to ensuring the Company’s compensation plans and practices are fair, competitive, align executive pay with performance and encourage the creation of shareholder value. During 2019, the Committee, with guidance from its compensation consultant, added a performance component to the equity compensation of the NEOs and other senior executives most responsible for driving the long-term success of the Company. In addition to a grant of time-based restricted stock units (“RSUs”), executives will have the opportunity to earn performance-based restricted stock units (“PSUs”) based on the achievement of key financial metrics measured over a three-year period. The Committee believes the granting of PSUs encourages long-term decision making, motivates our executives to create shareholder value, reinforces our pay-for-performance philosophy and strengthens the alignment between equity compensation for executives with the interests of the shareholders. The addition of PSUs to our equity compensation program reflects industry best practices and improves the competitiveness of our executive compensation levels relative to our peers. The Committee also shortened the vesting schedule of its RSUs from four years to three years and allowed for the accrual of dividend equivalents on all equity awards to align more closely with peer and industry practice. Changes to the long-term equity program are described in greater detail in the section entitled “Long-Term Incentive Awards - Equity Awards” later in this discussion.

Compensation Philosophy and Objectives
The Committee believes our executive compensation plans, programs and objectives support MidWestOne Financial’s achievement of sustained, long-term financial success and the overall goal of increasing shareholder value. MidWestOne Financial’s compensation program is designed to attract and retain executive management and key employees, motivate them to achieve desired performance, and reward them for excellent performance. The compensation program is not designed or intended to reward substandard performance. Accordingly, our executive compensation program is intended to align the interests of executive management and key employees with those of our shareholders without creating undue risk to the Company.
MidWestOne Financial’s executive compensation program is designed and structured to:

•	deliver a consistent and competitive return to our shareholders;

•	maintain an environment which encourages and promotes stability and a long-term perspective for both the Company and our management team;

•	provide a competitive compensation program, which is motivating for officers and staff members, and gives us the flexibility to:

•	encourage the performance and success of each individual in support of our goals and strategic plan;

•	hire and retain key personnel critical to our long-term success;

•	emphasize goal-based performance objectives, including incentive compensation programs aligned with management’s strategic plan and focused efforts; and

•	mitigate undue risk to the Company with respect to all compensation practices and programs; and

•	sustain exemplary management practices which:

•	fulfill appropriate and necessary oversight responsibility to the constituents of MidWestOne Financial (shareholders, customers, employees, regulators, and communities);

•	maintain the highest level of ethical standards and conduct according to our overall corporate policies; and

•	avoid any implied or real conflict between management’s responsibilities to the Company and each person’s personal interests.
The Committee continues to be mindful of the importance of an executive compensation program which is designed to include incentives that do not threaten the value of MidWestOne Financial or the investments of our shareholders. In its development and review of compensation elements for key executives, the Committee uses as a reference the Guidance on Sound Incentive Compensation Policies jointly issued by the financial institution regulatory agencies in 2010. This document establishes a framework for assessing the soundness of incentive plans, programs, and arrangements maintained by financial institutions, and encourages balanced risk-taking incentives compatible with effective controls and risk management and with general principles of strong corporate governance. The Committee meets with the Company’s Chief Risk Officer annually to review and discuss the management of any risks associated with our compensation program. The Committee has concluded that the Company’s incentive programs are consistent with the principles set forth in the regulatory guidance and with overall corporate objectives and are reasonably unlikely to have a material adverse effect on the Company.

Peer Group Benchmarking
The Committee, with guidance from F.W. Cook, annually reviews its designated peer group, which it uses to analyze the competitiveness of our executive compensation program in terms of pay levels and program design. The peer group companies are selected based on various characteristics which align with the Company’s asset size, business lines, and geographical footprint. The peer group changed slightly from last year as Waterstone Financial Inc. was removed and Great Southern Bancorp and National Bank Holdings Corporation were added.

The 2019 peer group included:

Community Trust Bancorp, Inc., Pikeville, KY	Heartland Financial USA, Inc., Dubuque, IA
Enterprise Financial Services Corp., Clayton, MO	Hills Bancorporation, Hills, IA
First Busey Corporation, Champaign, IL	Horizon Bancorp, Michigan City, IN
First Financial Corporation, Terra Haute, IN	Lakeland Financial Corporation, Warsaw, IN
First Business Financial Services, Madison, WI	Mercantile Bank Corporation, Grand Rapids, MI
First Merchants Corporation, Muncie, IN	National Bank Holdings Corporation, Greenwood Village, CO
First Mid-Illinois Bancshares, Inc., Mattoon, IL	QCR Holdings, Inc., Moline, IL
German American Bancorp, Inc., Jasper, IN	Stock Yards Bancorp, Louisville, KY
Great Southern Bancorp, Inc., Springfield, MO	West Bancorporation, Inc., West Des Moines, IA
The Committee’s objective is to offer total target compensation for NEOs that is competitive with the Company’s peers considering the relative performance of the executives and the Company. The Committee does not tie the compensation of our executives to specific market percentiles. Instead, the Committee considers a number of factors to determine the appropriate pay levels and plan designs for our executive officers. In addition to peer group data, these factors include Company, business unit and individual performance, experience and scope of responsibility, and internal pay equity. The Committee, with the assistance of F.W. Cook, annually performs a detailed review of the Company’s total compensation levels for NEOs by pay component and uses the peer group data to validate the appropriateness of the final compensation packages provided to our executives.

Compensation Components
General. There are four primary components to our executive officer compensation program: base salary, incentive bonus, equity awards and additional fringe benefits. In reviewing NEO compensation, the Committee considers and evaluates all components of the officer’s total compensation with the intention of providing each executive with a competitive compensation package. The Committee considers the research and analysis conducted by F.W. Cook to ensure that the total compensation paid to each of our NEOs remains competitive with the total compensation paid by our peers. Further, the Committee considers any amounts an officer is entitled to receive upon retirement, termination or a change-in-control event.
As described in more detail below, MidWestOne Financial has entered into employment agreements or change in control agreements with each of our NEOs. The Committee believes these agreements serve to attract and retain key executives to MidWestOne Financial and that their terms allow each executive to focus on matters that are most important to the continued success of the Company.
Base Salary. The Committee believes that a competitive base salary for NEOs is an important component of compensation because it provides executives with the assurance of a regular income. The provision of competitive base salaries helps us attract and retain executives and allows us to recognize different levels of responsibility and contribution. Base salaries of our NEOs are typically adjusted during the annual performance review process.
In setting annual base salary, the Committee considers an executive’s level of responsibility, experience, industry knowledge, individual performance during the prior year, internal pay equity and information concerning the compensation practices of our peer group. The Committee also considers the evolving landscape of the banking environment regionally and nationally, the impact of the economy and increased regulation of our industry on our earnings, return on average assets, and overall assets and other economic factors in the financial industry that are beyond the NEOs’ control.
The Committee reviews Mr. Funk’s performance during the prior year. Each NEO’s performance is evaluated by reviewing performance appraisal information and recommendations made available by management. This review considers each NEO’s achievement of individual goals and how his or her performance has contributed to the overall financial performance of the Company. Mr. Funk presents the performance evaluations and his recommendations for each NEO, other than himself, to the Committee. Ms. McCormick, the Committee’s Chairperson, presents the same for Mr. Funk. Mr. Monson, the Chair of the Company’s board of directors, also provides feedback to the Committee about Mr. Funk’s performance.
Cash Incentive Awards-Bonus. NEOs and other executives have the opportunity to earn annual cash incentives based on the attainment of pre-determined quantitative and qualitative goals deemed important for the near-term financial success of the Company. The executive bonus plan is designed to incentivize the achievement of both individual and corporate goals while considering the mitigation of any risks which may affect the Company’s overall financial performance. The Committee believes these awards motivate executives to collectively produce outstanding results, encourage superior performance, and reflect our pay for performance philosophy. All of the NEOs were eligible to participate in the 2019 executive bonus plan.

During 2019, the Committee continued to evaluate the cash incentive program in light of changes made in 2018 that improved the alignment of executive pay with performance. In consultation with F.W. Cook, the Committee reviewed the results of those adjustments and believes that our NEOs’ annual incentives are more competitively positioned with current best practices in our industry.
The annual cash incentive plan establishes a threshold, target and exceptional level of incentive award opportunity that each NEO is eligible to earn, expressed as a percentage of base salary.  For each NEO, the Committee sets quantitative and qualitative performance measures, ranges for each measure and the weight assigned to each measure, all designed to reflect the Company’s strategic objectives for 2019.  Target goals are generally set at budget levels and are appropriately challenging for each NEO.  The maximum payment an executive can earn for exceptional performance is 150% of the target opportunity.  For performance below the threshold level of any goal, there is no incentive payment with respect to that goal. Payout for performance between threshold, target and exceptional levels is determined using linear interpolation. The Committee retains the discretion to increase or decrease the amount of a bonus or any incentive compensation plan payment if it determines that special circumstances existed during the year which warranted adjustment or payment of any bonus amount.
The process of setting goals takes place at the beginning of each year. The goals reflect the budget and strategic objectives of the upcoming year and are weighted according to the relative importance of each goal. Mr. Funk provides goals and performance grids for members of senior management other than himself to Ms. McCormick for her initial review. Ms. McCormick, with input from Mr. Monson, discusses with the members of the Committee Mr. Funk’s recommendations as well as goals applicable to Mr. Funk’s annual bonus. Ms. McCormick then presents bonus plan recommendations to the Committee for its approval.
An overview of the 2019 executive bonus plans is presented in the table below. The performance components, respective weightings, and percentage of salary each NEO was eligible to earn for target 2019 performance, were as follows:

Name	Profitability Net Operating Income/EPS	Asset Quality	Efficiency Ratio	Individual Goals Specific to NEO Role	2019 Target Bonus % Salary
Charles N. Funk	40%	20%	20%	20%	50%
Barry S. Ray	40%	—	20%	40%	33.33%
James M. Cantrell	40%	—	—	60%	33.33%
David E. Lindstrom	40%	—	20%	40%	33.33%
Gregory W. Turner	25%	—	—	75%	33.33%
Profitability, Net Operating Income and Earnings Per Share Component. A significant portion of each NEO’s incentive compensation is tied to the Company’s net operating income and earnings per share, as these metrics require the collective efforts of the senior management team and drive long-term shareholder value. The Committee set the target level for net operating income, excluding merger expenses, at $45,367,000 and fully diluted earnings per share at $3.03. While 2019 core operating income and earnings per share exceeded the target level, the Committee elected to pay 100% of the target goal due to the impact on earnings from loan purchase discount accretion.
Asset Quality Performance Component. The Committee believes that asset quality ratios in the form of non-performing assets to total assets and net charge-offs to average loans are an important indication of future loan losses and, therefore, future profitability. The Committee uses the peer group as a reference to monitor our success in this area. The 2019 bonus plan for Mr. Funk included asset quality goals. Mr. Funk was asked to drive improvement in company-wide asset quality ratios from year-end 2018 and to achieve a target level of performance of above the 50th percentile of our peer group for these ratios. Our peer group continued to improve in asset quality in 2019 and despite an overall improvement in credit quality, MidWestOne Financial remained at the lower end of the peer group range. The Committee determined that Mr. Funk achieved the threshold level of performance for this component.
Efficiency Ratio Components. The Committee believes that a focus on expense control and efficiency of operations is important in order to provide the best financial return for our shareholders.  As such, the Committee tied a portion of Messrs. Funk, Ray and Lindstrom’s bonus targets to MidWestOne Financial’s efficiency ratio. For 2019, the target efficiency ratio was set at 60%. The Company’s efficiency ratio in 2019, adjusted for one-time expenses related to the merger and tax credit investments, was 58.66%. The Committee determined that the executives achieved 133% of target performance for this goal.
Additional Individual Performance and Discretionary Component. In addition to the above components, the Committee established individual goals for all of our NEOs which reflect objectives specific to the executive’s role as well as additional corporate targets affected by each executive’s performance. Furthermore, the Committee utilized a discretionary component that allows for consideration of additional quantitative and qualitative factors including risk management, merger and acquisition activity, strategic planning, credit quality, talent management, employee engagement, regulatory compliance, community involvement, leadership, and succession planning. The Committee assesses overall progress toward each of these goals while retaining discretion to reward other aspects of an NEO’s performance during the year if merited.

The executive bonus plan included the following individual goals or discretionary component in 2019:

•
With respect to Mr. Funk, the Committee considered his leadership in the integration of ATBancorp, achievement of the anticipated cost savings associated with the acquisition, improvement in credit processes and metrics, improvement in retail banking across the footprint, continued execution of the Company’s strategic plan, ongoing development and advancement of acquisition opportunities, senior management development and succession planning. The Committee awarded Mr. Funk a payout of 150% of target for the discretionary component.

•
With respect to Mr. Ray, the Committee considered his leadership in the integration of the ATBancorp acquisition and his strategic repositioning, development and staffing of the finance department. The Committee awarded Mr. Ray a payout of 110% of target for the acquisition integration and 125% of target for the discretionary component.

•
With respect to Mr. Cantrell, the Committee considered his continued success in the management of the investment portfolio relative to peers, his superior asset liability and net interest margin management, and his contributions to the executive management team in the integration of ATBancorp. The Committee awarded Mr. Cantrell a payout of 116.7% of target for investment portfolio management, 100% of target for asset liability and net interest margin management, and 125% of target for the discretionary component.

•
With respect to Mr. Lindstrom, the Committee considered the improvement in the retail employee engagement survey results and coordination of retail planning, strategy and execution across the footprint, as well as his contributions to the executive management team in the integration of ATBancorp. The Committee awarded Mr. Lindstrom a payout of 75% of target for retail employee engagement and collaboration, and 135% of target for the discretionary component.

•
With respect to Mr. Turner, the Committee considered his leadership of the wealth management division and specifically the achievement of trust and investment services profitability in excess of budget, improvement in the development and execution of a robust marketing strategy, and his contributions to the executive management team in the integration of ATBancorp. The Committee awarded Mr. Turner 147% of target for trust department profitability, 150% of target for investment services profitability, 75% of target for marketing strategy, and 125% of target for the discretionary component.

2019 Cash Incentive/Bonus Summary. Following the close of the calendar year 2019, the Committee considered the progress of each executive’s achievement toward the above stated performance and individual goals. Based on its evaluation of all executive bonus plan components, the Committee determined that these NEOs achieved the following overall percentage of their target bonus: Mr. Funk earned a payout of 106.7% of his target bonus, Mr. Ray earned a payout of 113.7% of his target bonus, Mr. Cantrell earned a payout of 107.1% of his target bonus, Mr. Lindstrom earned a payout of 108.7% of his target bonus, and Mr. Turner earned a payout of 120.5% of his target bonus.
Long-Term Incentive Awards-Equity Awards. The board of directors and the Committee believe in management ownership of our common stock as an effective means to align the interests of management with those of the shareholders. Our current long-term incentive plan (“LTI Plan”) is intended to promote equity ownership in MidWestOne Financial by the directors and selected officers, focus the management team on increasing value to the shareholders, increase participants’ proprietary interest in the success of the Company, and encourage the retention of key employees for an extended period of time. Awards made pursuant to the LTI Plan are administered through our shareholder-approved 2017 Equity Incentive Plan which authorizes the issuance of the Company’s common stock, including the granting of stock options, RSUs, and PSUs.
All equity grants are awarded at the discretion of the Committee in consideration of the position of the NEO, the officer’s level of influence and the corresponding ability to contribute toward the success of the Company, individual and corporate performance and whether the respective goals were achieved, as well as the level of equity awards granted to individuals with similar positions at our peer companies.
Historically, the Committee has granted our NEOs RSUs that vest over time based upon continued employment. During 2019, the Committee approved the use of three-year PSUs beginning in 2020 to reinforce our pay-for-performance and shareholder alignment philosophy. NEOs will have the opportunity to receive an equity grant comprised 50% of RSUs and 50% of PSUs, as measured at the target performance level.
PSU grants provide for the possibility of awards at a threshold, target and exceptional level based on the Company’s achievement of two financial metrics measured over a three-year performance period. The selected metrics for the first performance period are cumulative earnings per diluted share and the three-year return on average tangible equity, weighted equally. The Committee believes these are the most relevant measures for alignment with our strategic goals and the creation of shareholder value. The performance levels of each metric are set after giving consideration to results in prior years, current budget, strategic plan forecasts, local, regional and national economic conditions, and industry performance and outlook. The target goals for each metric are challenging but reasonably attainable. NEOs may receive a maximum payout of 150% of targeted award levels for exceptional performance and a payout beginning at 50% of target for threshold performance, with results between each level calculated using linear interpolation. No payout is received if threshold levels of performance are not met. The PSUs vest three years from the grant date after measurement and certification by the Committee of the Company’s performance from January 1,

2020 to December 31, 2022. The LTI Plan allows the Committee, at its discretion, to adjust performance goals and performance metric results for extraordinary events resulting from situations like significant asset purchases or dispositions or other events not currently contemplated or otherwise considered by the Committee when the performance measures and levels were set. It is anticipated that a new three-year performance period will begin each year with performance metrics and levels set accordingly.
RSUs vest in three equal installments, starting on the first anniversary of the grant date and become fully vested on the third anniversary of the grant date. In 2019, the Committee shortened the RSU vesting schedule from four years to three years to reflect peer and industry practice.
NEOs will earn dividend equivalents on their equity grants. These dividend equivalents are accrued during the vesting period and subject to the same vesting, payment and other terms and conditions as the underlying RSUs and PSUs to which they relate. In addition, all equity awards are subject to a clawback provision if financial calculations are later determined to have been based on misrepresented financial results or actions by the participant result in reputational harm to the Company and a termination for cause.
The Committee typically approves equity awards in January of each year with an award grant date in February. The timing of the equity grants coincides with the completion of annual performance evaluations and development of current-year bonus plans. The Committee reserves the right to grant additional equity awards at other times of the year in connection with the appointment of any new directors or officers or to compensate key employees for other significant or notable achievements. Upon its adoption, up to 500,000 shares of the Company’s common stock could be issued under the 2017 Equity Incentive Plan. As of December 31, 2019, 402,310 shares were available for issuance. Awards vest, become exercisable, and contain such other terms and conditions as determined by the Committee and set forth in individual agreements with the employees receiving the awards. The LTI Plan also allows for acceleration of vesting and exercise privileges in certain circumstances in connection with a change in control or upon a participant’s death, disability, or retirement. Awards are subject to forfeiture for violation of non-competition, non-solicitation, and other restrictive covenants.
All Other Compensation. We provide fringe benefits to executive officers and other employees which are intended to serve a different purpose than base salary, bonus and equity awards. While the benefits offered are competitive with the marketplace and help to attract and retain executives and employees, these benefits also provide financial security for employees for retirement as well as unforeseen life events such as illness, disability, or death and are generally those offered to other employees. There are some additional perquisites that may only be offered to executive officers. Subject to periodic review and regulatory developments, the Company plans to continue to offer fringe benefits, the amount of which shall be determined from time-to-time at the sole discretion of the Committee.
The following table illustrates benefits and perquisites we provide to employees, including our NEOs:

	Executive Officers	Other Officers / Managers	Full-Time Employees
Health Plans:
Life & Disability Insurance	X	X	X
Medical/Dental/Vision Plans	X	X	X
Retirement Plans:
401(k) Plan/Profit-Sharing	X	X	X
Executive Deferred Compensation Plan	X	X	Not Offered
ESOP	X	X	X
Perquisites:
Automobile Allowance	As Duties Require	As Duties Require	Not Offered
Country Club Membership	As Duties Require	As Duties Require	Not Offered
401(k) Plan. The Company sponsors a tax-qualified, tax-exempt 401(k) retirement plan. The 401(k) plan is considered a defined contribution plan. All employees are eligible to participate in this plan after meeting eligibility requirements pertaining to age and service. Eligible employees are permitted to contribute a portion of their own compensation up to a maximum dollar amount permitted by law. Participants may choose their own investments for their assets or they may elect a managed plan whereby a plan manager makes investment decisions on behalf of the participant according to the investment risk level the participant has chosen.
We provide a safe harbor matching contribution of a participant’s elective deferrals equal to 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation.

There is also a profit-sharing contribution component to the 401(k) plan which provides for an additional non-elective employer contribution to the retirement account of each participant. This contribution is discretionary and, if paid, is based on the Company’s profitability in a given year and is allocated to participants per plan terms based on their annual compensation. No profit-sharing contribution was made to the plan for 2019.
Employee Stock Ownership Plan. MidWestOne Financial sponsors a tax-qualified employee stock ownership plan, also known as the ESOP, designed primarily to reward eligible employees for their service to the Company in the form of a retirement benefit.
Any benefits payable under the ESOP are based solely upon the statutorily limited amounts contributed for the benefit of the participants, along with any changes in the value of those contributions while they are held in the ESOP. The ESOP does not permit or require any contributions by participating employees. Subject to certain exceptions under the law, contributions to the ESOP are fully vested after six years of service with the Company. MidWestOne Financial makes an annual contribution which is allocated among all eligible employees of the Company, including executive officers. The ESOP contribution is calculated as a designated percentage of annual compensation each year. This contribution is discretionary in nature and is set and approved by the MidWestOne Financial board of directors each January. At its January 22, 2020 meeting, the Committee authorized an ESOP contribution for 2019 of 4.05% of each eligible participant’s compensation. This compares to 3.15% in 2018 and 2.75% in 2017.
Supplemental Executive Retirement Agreements (“SERPs”). MidWestOne Financial provides Mr. Funk with a supplemental retirement benefit. The Committee believes this benefit encourages long-term retention while focusing Mr. Funk’s efforts on consistent and sustainable Company performance because such supplemental benefits are, pursuant to applicable tax rules, required to be unfunded, unsecured promises to pay the satisfaction of which is dependent on the Company’s continuing financial success. In the case of insolvency of the Company, Mr. Funk’s arrangements would be treated as a general unsecured creditor of the Company.
Mr. Funk is currently eligible to retire from employment and receive his SERP benefit. The SERP benefit is a set dollar amount to be paid in 180 monthly installments following his retirement, provided that he complies with the provisions of the restrictive covenants contained in the SERP agreement. Upon retirement at age 65 or a later date as may be mutually agreed to by Mr. Funk and the Company, he will be eligible to receive $2,083 per month. As Mr. Funk attained the age of 65 in 2019 and continues to work for the Company, he will be entitled to receive the monthly benefit calculated at age 65 at a later date due to his postponed retirement event. As Mr. Funk is a “specified employee” as defined in the Internal Revenue Code, his benefit commencement will be delayed until the date that is six months following his retirement. The agreement provides for a full death benefit in the case of the executive’s death while still employed by the Company.
Executive Deferred Compensation Plan. The Company maintains the Executive Deferred Compensation Plan which gives eligible executives, including our NEOs, the opportunity to defer a portion of their base salary. The plan was implemented to afford certain executives whose deferrals under our 401(k) plan are limited due to restrictions under the Internal Revenue Code an additional opportunity to save for their retirements on a tax-deferred basis. If an executive elects to defer a portion of his or her salary under the plan, such deferrals earn interest at a rate equal to the prime rate of interest as published in The Wall Street Journal (U.S. Edition) plus one percent. Account balances under the plan are always fully vested and the executive can elect to receive his or her account balance in a single lump sum or in installments paid over five or ten years. Upon a change in control, all unpaid account balances will be immediately paid in a single lump sum.
Other Perquisites. We believe that perquisites for executive officers should be very limited and conservative in nature, both in scope and value. Consistent with this philosophy, MidWestOne Financial has generally provided nominal benefits to executives that are not available to other full-time officers and employees. This approach to perquisites is anticipated to continue in the future. We provide annual country club memberships for all regional and market presidents and certain commercial banking officers in each market. The country club benefit is for single memberships only and intended to extend the officer’s external visibility and resulting business opportunities in their home community. An additional perquisite for certain officers includes a company automobile based on the needs of business travel. Messrs. Funk, Ray, Lindstrom, and Turner have company cars assigned to them. We have disclosed the value of all perquisites to NEOs in the Summary Compensation Table even if these fall below the disclosure thresholds under the SEC rules. MidWestOne Financial plans to continue to offer limited perquisites as determined from time-to-time in the sole discretion of the Committee, provided such perquisites are not considered to be restricted or prohibited by any compensation regulations.
Compensation Decisions
This section describes the decisions made by the Committee with respect to the compensation for NEOs for 2019 as well as certain decisions with respect to 2020 compensation.
Base Salary. We review the base salaries of the NEOs annually, as described above. The salaries for 2020, determined by the Compensation Committee at the end of 2019, are set forth in the Summary Compensation Table and the table below.

This table reflects base salaries of our NEOs which were earned in 2019 and base salaries set for 2020:

Named Executive Officer	2019	2020
Charles N. Funk	$459,500*	$500,000
Barry S. Ray	$285,000	$294,405
James M. Cantrell	$228,950	$236,506
David E. Lindstrom	$226,600	$235,600
Gregory W. Turner	$214,500	$223,000
* Effective July 1, 2019, Mr. Funk’s salary increased to $464,000. This amount reflects actual base salary earned in 2019.
Bonus. As described above, all of our NEOs received a bonus for 2019. The Committee elected to give each NEO an additional discretionary bonus in July 2019 in recognition of each executive’s exceptional leadership, diligence, and perseverance in bringing the acquisition of ATBancorp to a successful close.
In early 2020, the Compensation Committee agreed on the terms of our 2020 bonus plan. Pursuant to that plan, Mr. Funk is eligible to receive a target bonus of 50% of his base salary, and Messrs. Ray, Cantrell, Lindstrom, and Turner are each eligible to receive a target bonus of 33.33% of their base salaries.
Equity Awards. We typically grant equity incentives to our eligible employees, including the NEOs, in February of each year. In January 2019, the Committee approved equity grants for the NEOs comprised solely of restricted stock units as shown in the “Grants of Plan Based Awards” table below.
In January 2020, the Committee approved equity grants for the NEOs comprised 50% of RSUs and 50% of PSUs, as measured at the target performance level. The Committee made the following awards:

•	Mr. Funk was awarded $250,000 in RSUs and PSUs.

•	Mr. Ray was awarded $85,000 in RSUs and PSUs.

•	Mr. Cantrell was awarded $75,000 in RSUs and PSUs.

•	Mr. Lindstrom was awarded $70,000 in RSUs and PSUs.

•	Mr. Turner was awarded $70,000 in RSUs and PSUs.
The RSUs granted to our NEOs in 2019 will vest 25% on each of the first four anniversaries of the grant date. RSUs granted in 2020 will vest in three equal installments, starting on the first anniversary of the grant date and become fully vested on the third anniversary of the grant date. The PSUs vest three years from the grant date based on achievement of performance goals over the performance period. Awards are typically subject to forfeiture until vested. Vesting of unvested equity awards is accelerated upon the death, disability or approved retirement of the executive, or upon a change in control of the Company if such awards are not otherwise assumed by the surviving entity or the executive’s employment is terminated in connection with the change in control. The units are typically settled by delivery of the Company’s common stock within 30 days of the vesting date. Beginning in 2020, dividends equivalents will be credited to the executives for time periods prior to the settlement date of the units.
Equity Ownership Guidelines. In consultation with its compensation consultant and advisor, F.W. Cook, the Compensation Committee approved the continuation of established equity ownership guidelines for our non-executive board members and our NEOs. The guidelines were designed to more closely align the interests of our NEOs with those of the Company and its shareholders and to reflect the commitment of our non-executive board members to the success of the Company. The guidelines allow each executive the opportunity over three to five years, as described in the table below, to achieve compliance with the recommended equity ownership threshold.

Non-Executive Directors	5 times Annual Retainer	3 Years to Meet
Chief Executive Officer	5 times Annual Base Salary; includes unvested shares	5 Years to Meet
Chief Financial Officer	2 times Annual Base Salary; includes unvested shares	5 Years to Meet
Next 3 Named Executive Officers	3 times Annual Base Salary; includes unvested shares	5 Years to Meet

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the MidWestOne Financial board of directors has submitted the following report for inclusion in this proxy statement:
The Compensation Committee has reviewed and discussed the CD&A contained in this proxy statement with management. Based on the Committee’s review and discussion with management, the Committee recommended that the board of directors approve and include the CD&A in this proxy statement.
Submitted by:
The MidWestOne Financial Group, Inc. Compensation Committee

Tracy S. McCormick (Chairperson)
Janet E. Godwin
Jennifer L. Hauschildt
Richard J. Hartig
Ruth E. Stanoch
Douglas K. True

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs, which consist of our Chief Executive Officer, Chief Financial Officer, and our next three most highly compensated executive officers in 2019. Except as otherwise required pursuant to SEC rules, the table sets forth the following information for the years ended December 31, 2019, 2018, and 2017: (i) the dollar value of base salary and bonus earned; (ii) the aggregate grant date fair value of stock and option awards granted at any time computed in accordance with FASB ASC Topic 718; (iii) all other compensation; and (iv) the dollar value of total compensation.

Name and Principal Position	Year(1)	Salary	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqual-ified Deferred Compen-sation Earnings(4)	All Other Compen-sation(5)	Total Compen-sation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles N. Funk	2019	$459,500	$70,000	$149,000	$—	$245,065	$763	$27,914	$952,242
President and Chief	2018	437,000	—	154,350	—	147,488	1,711	33,068	773,617
Executive Officer	2017	422,000	—	182,550	—	—	1,543	32,381	638,474

Barry S. Ray	2019	$285,000	$5,000	$59,600	$—	$107,972	$—	$101,727	$559,299
Senior Executive Vice President	2018	162,256	56,666	255,870	—	—	—	32,346	507,138
& Chief Financial Officer

James M. Cantrell(6)	2019	$228,950	$2,500	$59,600	$—	$81,715	$—	$21,498	$394,263
Senior Executive Vice President,	2018	222,200	—	61,740	—	78,993	—	17,991	380,924
Chief Investment Officer &	2017	214,200	35,664	65,718	—	—	—	14,459	330,041
Treasurer

David E. Lindstrom	2019	$226,600	$2,500	$59,600	$—	$82,071	$—	$20,000	$390,771
Executive Vice President, Retail	2018	215,769	—	61,740	—	62,510	—	8,751	348,770
Banking

Gregory W. Turner	2019	$214,500	$5,000	$59,600	$—	$86,149	$—	$25,266	$390,515
Executive Vice President, Wealth
Management & Corporate
Communications

(1)	Mr. Turner was not a named executive officer in 2017 or 2018. Messrs. Ray and Lindstrom were not named executive officers prior to 2018.

(2)
The amounts set forth in the "Bonus" column attributable to the year ended December 31, 2019 for Messrs. Funk, Ray, Cantrell, and Lindstrom reflect discretionary bonuses for merger-related performance as discussed further in the Compensation Discussion and Analysis section beginning on page 15.

(3)
The amounts set forth in the “Stock Awards” column and the “Option Awards” column reflect the grant date fair value of awards granted during the years ended December 31, 2019, 2018 and 2017, in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 15 to our consolidated financial statements for the year ended December 31, 2019, which is located on pages 95 through 96 of our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)
The amounts set forth in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column are above-market interest, as determined for proxy disclosure purposes only, accrued under the SERP for Mr. Funk during the year.

(5)	All other compensation for the NEOs attributable to the fiscal year 2019 is summarized below.

Name	Perquisites(i)	401(k) Match	Supplemental Retirement Contribution	ESOP Contribution	Relocation Expenses	Total “All Other Compensation”
Charles N. Funk	$2,571	$11,200	$2,803	$11,340	$—	$27,914
Barry S. Ray	4,218	11,200	—	5,974	80,335	101,727
James M. Cantrell	—	10,158	—	11,340	—	21,498
David E. Lindstrom	4,110	11,200	—	4,690	—	20,000
Gregory W. Turner	2,909	11,017	—	11,340	—	25,266

(i)	Includes the incremental cost related to the use of a Company-owned automobile for Messrs. Funk, Ray, Lindstrom, and Turner

Grants of Plan Based Awards

The following table provides information on grants awarded to our NEOs during 2019. All equity grants were made under our 2017 Equity Incentive Plan, which is described in more detail in the CD&A.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Unit Awards
		Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Charles N. Funk	2/15/2019	—	—	—	5,000	—	$—	$149,000
		$114,875	$229,750	$344,625	—	—	—	—
Barry S. Ray	2/15/2019	—	—	—	2,000	—	$—	$59,600
		$47,510	$94,991	$142,500	—	—	—	—
James M. Cantrell	2/15/2019	—	—	—	2,000	—	$—	$59,600
		$38,166	$76,309	$114,475	—	—	—	—
David E. Lindstrom	2/15/2019	—	—	—	2,000	—	$—	$59,600
		$37,774	$75,526	$113,300	—	—	—	—
Gregory W. Turner	2/15/2019	—	—	—	2,000	—	$—	$59,600
		$35,757	$71,493	$107,250	—	—	—	—

(1)
The amounts set forth in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns reflect the threshold, target, and maximum payouts for performance under the bonus plan as described in the section titled “Cash Incentive Awards-Bonuses” in the CD&A above. The amount earned by each NEO for 2019 performance is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning the exercisable and unexercisable stock options and restricted stock units at December 31, 2019, held by each NEO:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Charles N. Funk	—	—	$—	—	12,500	$452,875
Barry S. Ray	—	—	$—	—	6,500	$235,495
James M. Cantrell	—	—	$—	—	4,775	$172,998
David E. Lindstrom	—	—	$—	—	3,500	$126,805
Gregory W. Turner	—	—	$—	—	3,825	$138,580

(1)	The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2016.

Name	2/15/2020
Charles N. Funk	1,250
James M. Cantrell	375
Gregory W. Turner	125
The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2017.

Name	2/15/2020	2/15/2021
Charles N. Funk	1,250	1,250
James M. Cantrell	450	450
Gregory W. Turner	100	100

The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2018.

Name	2/15/2020	2/15/2021	2/15/2022
Charles N. Funk	1,250	1,250	1,250
James M. Cantrell	500	500	500
David E. Lindstrom	500	500	500
Gregory W. Turner	110	110	110
The table below shows the remaining vesting schedule for unvested restricted stock units granted on June 15, 2018.

Name	6/15/2020	6/15/2021	6/15/2022
Barry S. Ray	2,000	500	500
Gregory W. Turner	390	390	390
The table below shows the remaining vesting schedule for unvested restricted stock units granted on November 15, 2018.

Name	11/15/2020
Barry S. Ray	1,500
The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2019.

Name	2/15/2020	2/15/2021	2/15/2022	2/15/2023
Charles N. Funk	1,250	1,250	1,250	1,250
Barry S. Ray	500	500	500	500
James M. Cantrell	500	500	500	500
David E. Lindstrom	500	500	500	500
Gregory W. Turner	500	500	500	500

(2)	The market value of shares is based on a closing stock price of $36.23 on December 31, 2019.
Option Exercises and Stock Vested in 2019
The following table sets forth information concerning the exercise of options in 2019 by each NEO:

	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Charles N. Funk	—	$—	5,000	$149,000
Barry S. Ray	—	—	3,500	108,850
James M. Cantrell	—	—	1,700	50,660
David E. Lindstrom	—	—	500	14,900
Gregory W. Turner	—	—	875	25,506

Nonqualified Deferred Compensation Table
The following table sets forth information concerning the benefits under the Company’s supplemental retirement agreements at December 31, 2019, to which each NEO is entitled.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE(2) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Charles N. Funk	$75,000	$2,803	$21,946	$—	$522,321
Barry S. Ray	—	—	—	—	—
James M. Cantrell	22,895	—	4,504	—	85,765
David E. Lindstrom	—	—	—	—	—
Gregory W. Turner	—	—	—	—	—

(1)
The "Aggregate Earnings in Last FY" column includes above-market interest also reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for fiscal year 2019. The above-market interest amount for Mr. Funk is $763.

(2)
The "Aggregate Balance at Last FYE" column includes above-market interest also reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for fiscal years 2018 and 2017. The above-market interest amounts for Mr. Funk for fiscal years 2018 and 2017 were $1,711 and $1,543, respectively.

Potential Payments Upon Termination or Change in Control
The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including individual employment agreements, to which the NEOs would be entitled upon a termination of employment as of December 31, 2019. Except for payments and benefits provided by the employment agreements, all payments and benefits provided to any NEO upon termination of employment are the same as the payments and benefits provided to other eligible employees of MidWestOne Financial. For purposes of estimating the value of certain equity awards we have assumed a price per share of our common stock of $36.23, which was the closing price of our stock on December 31, 2019, the last trading day of the year.

	Cash Severance Payments	Equity Incentive Plan (1)	SERP
Charles N. Funk
Involuntary Termination(2)	$574,375	$—	$2,083	(3)
Involuntary Termination in Connection with Change in Control(4)	1,517,470	452,875	—
Disability, Retirement or Change in Control(4)	—	452,875	2,083
Death	—	452,875	2,083	(5)
Barry S. Ray
Involuntary Termination(2)	$285,000	$—	$—
Involuntary Termination in Connection with Change in Control(4)	683,332	235,495	—
Death, Disability, Retirement or Change in Control(4)	—	235,495	—
James M. Cantrell
Involuntary Termination(2)	$228,950	$—	$—
Involuntary Termination in Connection with Change in Control(4)	615,886	172,998	—
Death, Disability, Retirement or Change in Control(4)	—	172,998	—
David E. Lindstrom
Involuntary Termination(2)	$—	$—	$—
Involuntary Termination in Connection with Change in Control(4)	361,388	126,805	—
Death, Disability, Retirement or Change in Control(4)	—	126,805	—
Gregory W. Turner
Involuntary Termination(2)	$—	$—	$—
Involuntary Termination in Connection with Change in Control(4)	356,308	138,580	—
Disability, Retirement or Change in Control(4)	—	138,580	—

(1)
This column reflects the value of unvested restricted stock unit awards that would vest (a) upon the executive’s death or disability, (b) in connection with the executive’s normal retirement (where approved by the Compensation Committee), or (c) in connection with a change in control if either the awards were not assumed and continued by the surviving organization or the executive had an Involuntary Termination.

(2)
“Involuntary Termination” refers to a voluntary resignation by the executive for “good reason” or an involuntary termination by MidWestOne Financial other than for “cause” either of which occurs other than in connection with a change in control.

(3)
The amount reflected here is the “normal retirement” monthly benefit that would be paid to Mr. Funk in a series of 180 installments if his employment with the Company terminated due to his retirement as of December 31, 2019.

(4)
The employment agreements with our named executive officers include a provision that will limit the amount of payments or benefits received by an NEO in connection with a change in control to $1.00 less than the amount that would result in the application of an excise tax under applicable provisions of sections 280G and 4999 of the Internal Revenue Code.

(5)
The amount reflected here is the “normal retirement” monthly benefit that would be paid to Mr. Funk’s estate in a series of 180 installments if his employment with the Company terminated due to his death as of December 31, 2019.

Continued Health, Dental, and Vision Insurance. Pursuant to each applicable agreement, if a NEO terminated employment on December 31, 2019, he would be eligible to participate in our COBRA coverage program at the same monthly cost as would be charged to a continuing employee for comparable coverage. As of December 31, 2019, the incremental monthly cost of the continuing health, dental, and vision coverage, based on each executive’s current coverage elections, was $386.02 for Mr. Funk, $241.46 for Mr. Ray, $521.14 for Mr. Cantrell, $406.86 for Mr. Lindstrom, and $521.14 for Mr. Turner.
Accrued Pay and Regular Retirement Benefits. The NEOs would be eligible to receive payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and PTO pay.

•
Distributions of plan balances under our 401(k) plan and the executive deferred compensation plan. See “Nonqualified Deferred Compensation Table” on page 27 for information on current account balances and an overview of the deferred compensation plan.

Retirement, Death and Disability. Generally speaking, and except as described with respect to the supplemental retirement benefits, a termination of employment due to retirement, death or disability does not entitle the NEOs to any payments or benefits that are not available to other employees. Following a termination due to death or disability, an employee (or his or her estate) shall be entitled to the following:

•	All unvested stock options shall become immediately 100% vested and an employee shall have a period of one (1) year following such termination during which to exercise his or her vested stock options.

•	Any unvested restricted stock units outstanding at the time of an employee’s termination due to death or disability shall become immediately 100% vested upon such termination.
As of the time of a termination of employment due to retirement at or after attaining age 65, all unvested stock options shall become immediately 100% vested.
Employment Agreements - Messrs. Funk, Ray, and Cantrell. Messrs. Funk, Ray, and Cantrell have entered into employment agreements with the Company that are substantially similar in form.
The current two-year term of the employment agreements for Messrs. Funk, Ray, and Cantrell extends through December 31, 2021. Each agreement automatically extends for one (1) additional year on each January 1 unless notice of nonrenewal has been provided by either party to the agreement. Upon the occurrence of a change in control, the agreements will automatically remain in effect for two years following the change in control and will then terminate.
The employment agreements provide for annual base salaries in place as of the execution of the agreements to be reviewed annually and may be adjusted at the discretion of the Board. The agreements provide that the executives will be eligible to receive performance-based annual incentive bonuses, in accordance with MidWestOne Financial’s annual incentive plan, and also to receive employee benefits on as favorable a basis as other similarly situated senior executives of MidWestOne Financial. The executives are also permitted to use a company-provided automobile.
The employment agreements provide for severance benefits in the event the executive is terminated by MidWestOne Financial other than for cause or by the executive for good reason (“Termination”). For a Termination during the employment period that does not occur in connection with a change in control of MidWestOne Financial, Mr. Funk would be entitled to receive an amount equal to 125% of his base salary and Messrs. Ray and Cantrell would be entitled to receive an amount equal to 100% of their base salary. For a Termination that occurs within six months before or within 24 months after a change in control of MidWestOne Financial (“Covered Period”), Mr. Funk would be entitled to receive an amount equal to 250% of his base salary plus bonus (“Base Compensation”), and Messrs. Ray and Cantrell would be entitled to receive an amount equal to 200% of their Base Compensation. Any severance paid in connection with a Termination during a Covered Period would be paid in a single lump sum.
Following any Termination, whether or not occurring during a Covered Period, the executives and their eligible dependents would also be entitled to continued coverage under the medical, dental, and vision plans of MidWestOne Financial for so long as each was eligible to and did elect COBRA continuation coverage. Each executive would be required to pay an amount for such coverage that is the same as what an active employee pays for such coverage.
All severance benefits under the employment agreements are contingent upon the executive’s execution and non-revocation of a general release and waiver of claims against MidWestOne Financial. Further, all of the employment agreements contain restrictive covenants prohibiting the unauthorized disclosure of confidential information of MidWestOne Financial by the executives during and after their employment with MidWestOne Financial, and prohibiting the executives from competing with MidWestOne Financial and from soliciting its employees or customers during employment and after termination of employment for any reason. The non-competition and non-solicitation provisions apply for a period of 15 months following any termination of employment.
Change In Control Agreement - Mr. Lindstrom. Mr. Lindstrom is a party to a Change In Control Agreement with the Company which became effective in conjunction with his commencement of employment in 2018 for a one-year term and automatically renews on the anniversary of the effective date thereafter.  The change in control agreement provides for the payment of a severance benefit where the executive is terminated by the Company (or a successor) without cause or resigns for good reason within six months prior to or twelve months following a change in control.  The severance benefit is equal to 125% of the sum of the greater of Mr. Lindstrom’s then-current base salary or his base salary as of one day prior to the change in control, and the incentive bonus paid or payable for the prior year.  Mr. Lindstrom and his eligible dependents would be permitted to participate in COBRA coverage at the same cost as if he had remained employed by the Company.  The agreement also requires the execution of a release of claims prior to receipt of any severance benefit and also contains a prohibition on the disclosure of the Company’s confidential information and a twelve-month non-solicitation provision.
Change In Control Agreement - Mr. Turner. Mr. Turner is a party to a Change In Control Agreement with the Company which became effective in 2017 for a one-year term and automatically renews on the anniversary of the effective date thereafter.  The change in control agreement provides for the payment of a severance benefit where the executive is terminated by the Company (or a successor) without cause or resigns for good reason within six months prior to or twelve months following a change in control.  The severance benefit is equal to 125% of the sum of the greater of Mr. Turner’s then-current base salary or his base salary as of one day prior to the change in control, and the incentive bonus paid or payable for the prior year.  Mr. Turner and his eligible dependents would be permitted to participate in COBRA coverage at the same cost as if he had remained employed by the Company.  The agreement also requires the execution of a release of claims prior to receipt of any severance benefit and also contains a prohibition on the disclosure of the Company’s confidential information and a twelve-month non-solicitation provision.
Pay Ratio Disclosure. As required by the SEC, our CEO’s annual total compensation in 2019 was compared to that of the median employee for the same period. We identified the median employee by examining the 2019 401(k)-eligible compensation for all employees (whether full-time, part-time, or seasonal), as of December 31, 2019. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2019. We believe the use of 401(k)-eligible compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table in this proxy statement. Our CEO to median employee pay ratio for 2019 was 17.5:1. This ratio results from dividing our CEO’s total compensation of $952,242 by total compensation for our median employee of $54,384.59.

DIRECTOR COMPENSATION
The Compensation Committee reviews director compensation annually with the guidance of our compensation consultant using the same peer group as used for the officers. The 2019 Director Fee Schedule was approved by the Committee with an effective date of April 1, 2019. Mr. Monson was MidWestOne’s Chairman and as such, received a retainer fee of $6,250 per quarter and $1,250 for each regular board meeting attended in person. Each non-employee director was paid a retainer fee of $5,000 per quarter and $1,250 for each regular board meeting attended. Directors were entitled to $600 for each Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee meeting attended.  The Chair of the Audit Committee was entitled to a retainer of $1,250 per quarter and $600 for each meeting. The Chairs of the Compensation and Nominating and Corporate Governance Committees were entitled to a retainer of $1,000 per quarter and $250 for each meeting. The Committee approved a grant of 440 restricted stock units in 2019 for all non-executive directors.
None of the directors receives any compensation or payment in connection with his or her service as a director other than compensation received by the Company as set forth below.

The following table shows compensation information for MidWestOne Financial’s directors who received director fees in 2019.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Larry D. Albert	$31,000	$12,536	—	$—	9,500	$53,036
Richard R. Donohue	39,000	12,536	—	8,578	10,750	70,864
Janet E. Godwin (5)	18,233	12,536	—	—	5,600	36,369
Douglas H. Greeff (6)	19,833	12,536	—	—	—	32,369
Richard J. Hartig (6)	18,833	12,536	—	—	6,400	37,769
Jennifer L. Hauschildt (7)	28,600	12,536	—	—	9,150	50,286
Matthew J. Hayek (5)	16,433	12,536	—	—	8,200	37,169
Nathaniel J. Kaeding	31,600	12,536	—	—	7,400	51,536
Tracy S. McCormick	42,700	12,536	—	—	10,300	65,536
Kevin W. Monson	36,517	12,536	—	—	11,600	60,653
Richard J. Schwab (8)	12,900	—	—	—	5,400	18,300
Ruth E. Stanoch	32,200	12,536	—	—	9,150	53,886
Douglas K. True	40,000	12,536	—	—	10,200	62,736
Kurt R. Weise	25,000	12,536	—	—	9,150	46,686
R. Scott Zaiser (8)	9,167	—	—	2,390	4,800	16,357

(1)
As our President and Chief Executive Officer, Mr. Funk receives no additional compensation for service on our board of directors. His compensation is included in the Executive Compensation section of this proxy statement found on pages 25 to 30.

(2)	The amounts set forth in the “Stock Awards” column reflect the grant date fair value of restricted stock units awarded on May 15, 2019 valued in accordance with FASB ASC Topic 718.

(3)	Amounts reported include above-market interest, as determined for purposes of proxy disclosure rules only, accrued under the Director Deferred Fee Plan during the year.

(4)	These amounts include fees, if any, for service on the board of directors of MidWestOne Bank.

(5)	Ms. Godwin and Mr. Hayek joined the board in April 2019.

(6)	Messrs. Greeff and Hartig joined the board in May 2019.

(7)	Ms. Hauschildt joined the board in January 2019.

(8)	Messrs. Schwab and Zaiser retired from the board in April 2019.

The table below summarizes each non-employee director’s outstanding equity awards as of December 31, 2019.

		Option Awards
Name	Stock Awards	Exercisable	Unexercisable
Larry D. Albert	440	—	—
Richard R. Donohue	440	—	—
Janet E. Godwin	440	—	—
Douglas H. Greeff	440	—	—
Richard J. Hartig	440	—	—
Jennifer L. Hauschildt	440	—	—
Matthew J. Hayek	440	—	—
Nathaniel J. Kaeding	440	—	—
Tracy S. McCormick	440	—	—
Kevin W. Monson	440	—	—
Richard J. Schwab	—	—	—
Ruth E. Stanoch	440	—	—
Douglas K. True	440	—	—
Kurt R. Weise (1)	815	—	—
R. Scott Zaiser	—	—	—

(1)	Amount for Mr. Weise includes outstanding employee equity awards.
Compensation Committee Interlocks and Insider Participation
As discussed earlier, the Compensation Committee of MidWestOne Financial was comprised of Ms. McCormick (Chairperson), Ms. Godwin, Mr. Hartig, Ms. Hauschildt, Ms. Stanoch and Mr. True. None of these individuals was an officer or employee of MidWestOne Financial or its subsidiaries in 2019, and none of these individuals is a former officer or employee of the organization. In addition, no executive officer of the Company served on the board of directors or compensation committee of any other corporation with respect to which any member of our Compensation Committee of the board of directors was engaged as an executive officer.

.

PROPOSAL 2:
APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, MidWestOne Financial is conducting a separate shareholder advisory vote to approve the compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. MidWestOne Financial currently conducts the “say-on-pay” vote every year.
As described in more detail in the CD&A section of this proxy statement, the overall objectives of MidWestOne Financial’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Shareholders are urged to read carefully the CD&A section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our NEOs in 2019. The Compensation Committee and our board of directors believe that the policies and procedures articulated in the CD&A section are effective in implementing our compensation philosophy and achieving our goals, and that the compensation of our NEOs in 2019 reflects and supports these compensation policies and procedures.
The following resolution is submitted for shareholder approval:
“RESOLVED, that MidWestOne Financial Group, Inc.’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure and narrative discussion regarding named executive officer compensation under ‘Executive Compensation’ contained in the Company’s proxy statement dated March 6, 2020.”
Approval of this resolution requires that the number of votes cast in favor of the resolution at the annual meeting exceed the number of votes cast against it. While this say-on-pay vote is required as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or our board of directors and may not be construed as overruling any decision by the Compensation Committee or our board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.
The board of directors recommends shareholders vote to approve the overall compensation of our NEOs, as described in this proxy statement, by voting “for” this proposal. Proxies properly submitted will be voted “for” this proposal unless shareholders specify otherwise.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders are also being asked to adopt a resolution to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2020. If the appointment of RSM US LLP is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and our board of directors. A representative from RSM US LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires, as well as to respond to appropriate questions that may be asked by shareholders.
The board of directors recommends that shareholders vote “for” the proposal to ratify the appointment of RSM US LLP as our independent auditors for the year ending December 31, 2020. Proxies properly submitted will be voted “for” this proposal unless shareholders specify otherwise.
Accountant Fees
During the period covering the fiscal years ended December 31, 2019 and 2018, RSM US LLP performed the following professional services for the Company for which we paid the following amounts.

	2019	2018
Audit Fees(1)	$714,180	$461,646
Audit-Related Fees(2)	21,577	38,912
Tax Fees(3)	61,438	72,404
All Other Fees(4)	5,800	—
Total Fees	$802,995	$572,962

(1)
Audit fees consist of fees for professional services provided for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and related proxy statement and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Tax fees represent fees for professional services related to tax compliance, preparation of original federal and state tax returns, claims for refunds, tax advice, and tax planning services.
(4)	The aggregate other fees billed to the Company by RSM US LLP for the fiscal year ended December 31, 2019 related to agreed upon procedures.

Audit Committee Pre-Approval Policy
Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditors, and all such services provided in 2018 and 2019 were approved. These services include audit and audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis that the committee had not already specifically approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock at February 20, 2020, by each director, nominee, and NEO, and by all directors and executive officers of MidWestOne Financial as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of February 20, 2020. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable and restricted stock unit awards that are unvested but will settle within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The address of each person included in the table is 102 South Clinton Street, Iowa City, Iowa 52240.

Name of Individual or Number of Individuals in Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class(2)
Directors and Nominees:
Charles N. Funk	108,528	(3)	*
Larry D. Albert	9,872	(4)	*
Richard R. Donohue	35,413	(5)	*
Janet E. Godwin	822		*
Douglas H. Greeff	1,500	(6)	*
Richard J. Hartig	1,100	(7)	*
Jennifer L. Hauschildt	285		*
Matthew J. Hayek	1,692		*
Nathaniel J. Kaeding	590	(8)	*
Tracy S. McCormick	84,344		*
Kevin W. Monson	85,100		*
Ruth E. Stanoch	3,040		*
Douglas K. True	3,440	(9)	*
Kurt R. Weise	25,682	(10)	*
Other Named Executive Officers
Barry S. Ray	2,806		*
James M. Cantrell	12,928	(11)	*
David E. Lindstrom	1,149		*
Gregory W. Turner	7,561	(12)	*
All directors, nominees and executive officers as a group (19 persons)	386,852		2.4%
*    Indicates that the individual or entity owns less than one percent of MidWestOne Financial’s common stock.

(1)
The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2)	The total number of shares of common stock issued and outstanding on February 20, 2020, was 16,167,564.

(3)	Includes 4,749 shares allocated to his ESOP account, 103,779 shares for which Mr. Funk shares voting and investment power with his spouse.

(4)	Includes 9,872 shares for which Mr. Albert shares voting and investment power with his spouse.

(5)	Includes 20,468 shares owned by Mr. Donohue’s spouse.

(6)	Includes 1,500 shares held in a brokerage margin account for Mr. Greeff.

(7)	Includes 100 shares held in his spouse’s trust and 1,000 shares held in his personal trust.

(8)	Includes 150 shares held in an IRA for Mr. Kaeding.

(9)	Includes 2,600 shares for which Mr. True shares voting and investment power with his spouse.

(10)	Includes 11,500 shares owned by Mr. Weise’s spouse, 11,500 shares held in his revocable trust, and 497 shares allocated to his ESOP account.

(11)	Includes 500 shares held in his IRA and 2,507 shares allocated to his ESOP account. Also includes 9,921 shares for which Mr. Cantrell shares voting and investment power with his spouse.

(12)	Includes 420 shares held in his IRA and 2,065 shares allocated to his ESOP account. Also includes 4,241 shares for which Mr. Turner shares voting and investment power with his spouse.

Other Beneficial Owners
The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class(1)
John S. Koza 209 Lexington Avenue Iowa City, Iowa 52246	822,400	(2)	5.1%

(1)	Based on the total number of shares of common stock issued and outstanding on February 20, 2020, of 16,167,564.

(2)
Based on a Schedule 13G filed with the SEC on February 2, 2018. Excludes 60,325 shares owned by Mr. Koza’s spouse, over which Mr. Koza disclaims beneficial ownership. Includes 202,840 shares owned by Mr. Koza individually, and 619,560 shares held in trusts over which Mr. Koza holds sole investment and voting power. Mr. Koza retired from the Board in April 2014 and now serves as Director Emeritus.

SECTION 16(a) FILINGS
Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. They are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2019, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2019.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Our directors and executive officers and their associates were customers of, and had transactions with, MidWestOne Financial and our subsidiaries in the ordinary course of business during 2019. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons not related to MidWestOne Financial or MidWestOne Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. All such loans are approved by MidWestOne Bank’s board of directors in accordance with bank regulatory requirements. Additionally, the Audit Committee considers other non-lending transactions between a director and MidWestOne Financial, including its subsidiaries, to ensure that such transactions do not affect a director’s independence.
Additionally, pursuant to the Audit Committee’s written charter, the committee evaluates and pre-approves any non‑lending, material transaction between MidWestOne Financial and any director or officer. The charter does not provide any thresholds as to when a proposed transaction needs to be pre-approved, but the committee evaluates those proposed transactions that may affect a director’s independence (based on independence standards set forth in the Nasdaq listing rules and by the SEC) or create a perception that the transaction was not fair to MidWestOne Financial or not done at arm’s length. Generally, transactions which would not require disclosure in our proxy statement under SEC rules and regulations (without regard to the amount involved) do not require the committee’s pre-approval. A director may not participate in any discussion or approval by the committee of any related-party transaction with respect to which he or she is a related party, but must provide to the committee all material information reasonably requested concerning the transaction.
EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth the following information as of December 31, 2019 for: (i) all equity compensation plans previously approved by our shareholders; and (ii) all equity compensation plans not previously approved by our shareholders:

(a)	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(b)	the weighted-average exercise price of such outstanding options, warrants and rights; and

(c)	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.
Additional information regarding stock option plans is presented in Note 15 - Stock Compensation Plans in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	89,790	$—	402,310
Equity compensation plans not approved by securityholders	—	—	—
Total	89,790	$—	402,310

(1)
The number of securities to be issued as shown in column (a) represents no outstanding options and 89,790 nonvested restricted stock units. The weighted-average exercise price shown in column (b) reflects only the weighted-average exercise price of the outstanding options and does not take into account the grant date fair value of the outstanding nonvested restricted stock units.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD AND
NOMINATION AND PROPOSAL PROCEDURES
General Communications with the Board
Shareholders may contact MidWestOne Financial’s board of directors by contacting the Corporate Secretary at MidWestOne Financial Group, Inc., 102 South Clinton Street, P.O. Box 1700, Iowa City, Iowa 52244-1700 or (319) 356-5800. All communications will be forwarded directly to either the Chairman of the Board, the chairman of the Audit Committee or the Chief Executive Officer, as appropriate, unless they are primarily commercial in nature or related to an improper or irrelevant topic.
Nominations for Director
In accordance with our bylaws, a shareholder may nominate a director for election to the board at an annual meeting of shareholders by delivering written notice of the proposed director nomination to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting (which in the case of the 2021 annual meeting of shareholders, will be no earlier than January 16, 2021, and no later than February 15, 2021). Such nominations must include the following information with respect to each nominee: name; age; business and residential address; principal occupation or employment; the class and number of shares of the Company’s stock which are beneficially owned by him or her; and any other information relating to him or her that would be required to be disclosed on Schedule 13D pursuant to regulations under the Exchange Act and pursuant to Regulation 14A under the Exchange Act. In addition, the following information about the shareholder making the nomination must be included: name and address; name and principal address of any other beneficial shareholders known by him or her to support the shareholder’s nominee; and the class and number of shares of MidWestOne Financial’s stock which are beneficially owned by all such persons. Our board of directors may reject any nomination by a shareholder, and the proposed nomination will not be accepted if presented at the shareholder meeting, if such nomination is not timely made in accordance with the foregoing requirements. Nominations properly made in compliance with this paragraph may be brought before the annual meeting, but will not necessarily be included in our proxy statement.
Other Shareholder Proposals
In accordance with our bylaws, a shareholder may propose other business to be considered at an annual meeting of shareholders by delivering written notice of the proposed business to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting (which in the case of the 2021 annual meeting of shareholders, will be no earlier than January 16, 2021, and no later than February 15,

2021). Such notice to the Corporate Secretary must include: a brief description of the business desired to be brought before the annual meeting; the reasons for conducting such business at the annual meeting; any material interest in such business of such shareholder; and the beneficial owner, if any, on whose behalf the proposal is made. In addition, the following information about the shareholder making the proposal must be included: name and address of the shareholder and any other beneficial owner on whose behalf the proposal is brought; and the class and number of shares of MidWestOne Financial’s capital stock that are owned beneficially and of record by all such persons. Our board of directors may reject any proposal by a shareholder, and the proposal will not be accepted if presented at the shareholder meeting, if such proposal is not timely made in accordance with the foregoing requirements. Proposals properly made in compliance with this paragraph may be brought before the annual meeting, but will not necessarily be included in our proxy statement.
For all other shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2021, shareholder proposals must be received by our Corporate Secretary, at the above address, no later than 120 calendar days before the date our proxy statement was made available to shareholders in connection with the 2020 annual shareholders meeting (which will be November 6, 2020), and must otherwise comply with the rules and regulations set forth by the SEC, including Rule 14a-8 adopted under the Exchange Act.
ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION
A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, which includes our financial statements as of and for the year ended December 31, 2019, preceded or accompanies this proxy statement.
If you would like a copy of our corporate governance guidelines, board committee charters or our Code of Business Conduct and Ethics, we will send you one without charge. Please write to:
Mr. Kenneth R. Urmie
Corporate Secretary
MidWestOne Financial Group, Inc.
102 South Clinton St.
P.O. Box 1700
Iowa City, Iowa 52244-1700
* * * * *
ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES, OR VOTE BY TELEPHONE OR VOTE BY INTERNET, AS DESCRIBED IN THE NOTICE, PROMPTLY.

*MIDWESTONE FINANCIAL GROUP, INC.
ATTN: KENNETH R. URMIE
102 SOUTH CLINTON ST.
P.O. BOX 1700
IOWA CITY, IA 52244-1700*

You can vote this proxy in one of three ways:
1) By Mail 2) By Internet 3) By Telephone

1) VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To ensure your proxy is received in time to be counted in advance of the meeting date, please mail timely to arrive by April 14, 2020.

2) VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 15, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

3) VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 15, 2020. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E94030-P31721

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIDWEST*ONE* FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. To elect the five individuals below to serve as Class I directors for a 3 year term expiring in 2023:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Larry D. Albert
02) Charles N. Funk
03) Douglas H. Greeff
04) Jennifer L. Hauschildt
05) Douglas K. True

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company.	☐	☐	☐
3. To ratify the appointment of RSM US LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

Note: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to personally attend the Annual Meeting of Shareholders on April 16, 2020, by checking Yes or No: ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

COMMON

The Directors and Officers of MidWest*One* Financial Group, Inc.

Thursday, April 16, 2020, 2:00 P.M. CDT

Graduate Iowa City

210 S. Dubuque Street

Iowa City, Iowa 52240

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E94031-P31721

REVOCABLE PROXY

MIDWEST*ONE* FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
April 16, 2020, 2:00 P.M. CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Charles N. Funk and Barry S. Ray, or either of them, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIDWEST*ONE* FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 16, 2020, at 2:00 P.M., Central time, at the Graduate Iowa City, 210 S. Dubuque Street, Iowa City, Iowa 52240, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees for director listed on the reverse side, FOR proposal 2, FOR proposal 3 and at the discretion of the appointed proxies on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

MIDWESTONE FINANCIAL GROUP, INC.
ATTN: KENNETH R. URMIE
102 SOUTH CLINTON ST.
P.O. BOX 1700
IOWA CITY, IA 52244-1700

You can vote this proxy in one of three ways:
1) By Mail 2) By Internet 3) By Telephone

1) VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To ensure your proxy is received in time to be counted in advance of the meeting date, please mail timely to arrive by April 14, 2020.

2) VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 14, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

3) VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 14, 2020. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E94032-P31721

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIDWEST*ONE* FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. To elect the five individuals below to serve as Class I directors for a 3 year term expiring in 2023:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Larry D. Albert
02) Charles N. Funk
03) Douglas H. Greeff
04) Jennifer L. Hauschildt
05) Douglas K. True

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company.	☐	☐	☐
3. To ratify the appointment of RSM US LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

Note: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to personally attend the Annual Meeting of Shareholders on April 16, 2020, by checking Yes or No: ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ESOP

THE DIRECTORS AND OFFICERS OF MIDWEST*ONE* FINANCIAL GROUP, INC.

THURSDAY, APRIL 16, 2020, 2:00 P.M. CDT
GRADUATE IOWA CITY
210 S. DUBUQUE STREET
IOWA CITY, IOWA 52240

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E94033-P31721

REVOCABLE PROXY

MIDWEST*ONE* FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
April 16, 2020, 2:00 P.M. CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Charles N. Funk and Barry S. Ray, or either of them, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIDWEST*ONE* FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 16, 2020, at 2:00 P.M., Central time, at the Graduate Iowa City, 210 S. Dubuque Street, Iowa City, Iowa 52240, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees for director listed on the reverse side, FOR proposal 2, FOR proposal 3 and at the discretion of the appointed proxies on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side